Exhibit 1

© Voce Capital Management LLC; April 30,2019 voce capital A voice for value voce capital Discussion Materials April 30, 2019 Righting The Ship

2 voce capital The views expressed herein represent the subjective opinions of Voce Capital Management LLC and certain of its affiliates and controlling persons (collectively, “Voce”), who beneficially own shares of Argo Group International Holdings, Ltd . (the “Company”) . These views are based on publicly available information with respect to the Company . Certain financial information and data used herein have been derived or obtained from, without independent verification, publicly available information including filings made with the Securities and Exchange Commission (“SEC”), or other regulatory authorities and from other third party reports, by the Company or other companies Voce deems relevant . Voce has neither sought nor obtained consent from any third party for the use of previously published information . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein . Voce shall not be responsible or have any liability for any misinformation contained in any third party report, SEC or other regulatory filing . All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Voce’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names . Unless otherwise stated, statements in this presentation are made as of the date of this presentation, and nothing shall create an implication that the information contained herein is correct as of any time after such date . Voce reserves the right to change any of its opinions expressed herein at any time as it deems appropriate . Voce disclaims any obligation to update the data, information or opinions contained herein or to notify the market or any other party of any such changes . This document contains certain forward - looking statements and information that are based on Voce’s beliefs as well as assumptions made by, and information currently available to, Voce . These statements include, but are not limited to, statements about strategies, plans, objectives, expectations, intentions, expenditures and assumptions and other statements that are not historical facts . When used in this document, words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "project" and similar expressions are intended to identify forward - looking statements . These statements reflect our current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict . Further, certain forward - looking statements are based upon assumptions as to future events that may not prove to be accurate . Actual results, performance or achievements may vary materially and adversely from those described in this document . The tables, graphs, charts and other analyses provided throughout this document are provided for illustrative purposes only and there is no guarantee that the trends, outcomes or market conditions depicted on them will continue in the future . There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein . Any estimates, projections or potential impact of the opportunities identified by Voce herein are based on assumptions that Voce believes to be reasonable as of the date hereof, but there can be no assurance or guarantee that actual results or performance will not differ, and such differences may be material and adverse . These materials are provided merely for general informational purposes and are not intended to be, nor should they be construed as 1 ) investment, financial, tax or legal advice, 2 ) a recommendation to buy or sell any security, or 3 ) an offer or solicitation to subscribe for or purchase any security . These materials do not consider the investment objective, financial situation, suitability or the particular need or circumstances of any specific individual who may receive or review this presentation, and may not be taken as advice on the merits of any investment decision . Voce currently has an economic interest in the price movement of the securities of the Company . It is possible that there will be developments in the future that cause Voce to modify this economic interest at any time or from time to time . This may include a decision to sell all or a portion of its holdings of Company securities in open market transactions or otherwise (including via short sales), purchase additional Company securities (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such securities . Voce also reserves the right to take any actions with respect to its investment in the Company as it may deem appropriate, including, but not limited to, communicating with the board of directors, management and other investors . Although Voce believes the information herein to be reliable, Voce makes no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication it makes with respect to the Company and any other companies mentioned, and Voce expressly disclaims any liability relating to those statements or communications (or any inaccuracies or omissions therein) . Thus, shareholders and others should conduct their own independent investigations and analysis of those statements and communications and of the Company and any other companies to which those statements or communications may be relevant . Disclaimer

3 voce capital Table of Contents 1. Executive Summary 2. Argo’s Indulgent Culture 3. Business Overview 4. Assessing Argo’s Long - term Performance 5. Opportunity #1: Revitalize Corporate Governance 6. Opportunity #2: Reform Executive Comp Process and Incentives 7. Opportunity #3: Reduce Expenses 8. Opportunity #4: Reallocate Capital 9. Opportunity Summary 10. Conclusion: Righting the Ship 11. Sources 4 13 32 44 63 75 83 96 112 117 126

Executive Summary “I commend your shareholder letter and efforts regarding Argo . You are dead on in your conclusions . ” ‒ Former Argo Senior Executive email to Voce, February 26 , 2019

5 voce capital ▪ Docile, over - tenured Board leadership ▪ Lack of independence ▪ Severe misalignment with shareholders ▪ Anti - shareholder governance machinery ▪ Entrenchment ▪ Lavish and indulgent culture ▪ Imperial, unchecked CEO ▪ Inappropriate personal use of Company assets such as aircraft and corporate housing ▪ Vanity sponsorships ▪ Corporate and other underwriting expenses substantially exceed peers ($100mm) ▪ Investment portfolio improperly positioned ▪ Business portfolio must be optimized ▪ Long - term inability to meet own ROE targets ▪ Failure to cover cost of capital ▪ Expense and capital changes represent 570 bps ROE opportunity ▪ Portfolio review represents 220 bps additional opportunity Argo: Interrelated Issues … and Opportunities ROE Culture Governance Capital Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

6 voce capital ▪ Argo Group International Holdings, Ltd. (“Argo” or the “Company”) is an international underwriter of specialty and reinsurance products in property and casualty insurance ▪ We believe Argo’s corporate governance is shockingly deficient – Significant misuse use of corporate employees and assets , including a fleet of company aircraft and global network of corporate housing , being used for personal benefit – Wasteful spending on corporate art collections and lavish office space – “Vanity” sponsorships that further the CEO’s aspirations and lifestyle that serve little or no corporate purpose – Rank inability to oversee CEO or hold him accountable ; compensation amounts and structure very troubling ▪ Argo’s current Board leadership is weak, deeply entrenched and must be held accountable for the Company’s myriad failures, in our view – Aged and over - tenured – five legacy Directors we seek to replace have an average tenure of 18 years – Lacking independence – long tenures, conflicts of interest and overlapping relationships among legacy members with each other and with CEO – Misaligned with shareholders – independent Directors own 0.5% of common stock , all of which has been granted to them – Entrenchment – recent Director appointments were reactive and violate Company Bye - laws – Voce seeks to remove and replace the “Big 5” – Woods, Browne, De Leon, Josephson and Power Executive Summary Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Note: All share price information will be as of 2/1/19, the last market trading day prior to Voce’s public involvement, unles s o therwise indicated

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

Executive Summary (Cont.)

- Argo's expenses significantly exceed those of its peers
  - Argo's purported expense reductions are illusory; it has simply transferred costs from its underwriting business and buried them in its investment portfolio
- As a result of its profligacy, Argo has failed over a long period to earn an acceptable Return on Equity ("ROE")
  - 2018 ROE: 3.6%   10-Year Average ROE: 5.7%
  - Argo has long traded at a meaningful valuation discount to its peers due to its inferior ROE and inability to earn its cost of capital
    - P/BV of ~1.2x vs. Peers ~1.7x
- While Argo stock has recently appreciated, skepticism is warranted about the sustainability of this increase
  - "Rising Tide" – Argo's stock increase has been merely in-line with its industry and peers
  - Almost entirely from expansion of its book value multiple (P/BV), rather than fundamentals
    - Large amount of "spec" imbedded due to rapid rise of M&A in the insurance sector
    - Risen 14% since our investment became public (2/4/19 through 4/26/19)
  - In the absence of sustained improvement in operations and ROE, Argo is likely to revert to its previous valuation
- Immediate, substantial expense reductions ($100 million) are possible and necessary to boost Argo's ROE by 460 bps
  - Run-off – we believe Argo could boost its ROE by divesting its portfolio of legacy liabilities
  - Corporate expenses – we believe Argo could boost its ROE through significant expense reduction
  - Investment portfolio – Argo's investment expense ratio is 3x its peers

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8 voce capital ▪ We believe a top - to - bottom investigation is urgently required – Immediate investigation into expenses, compensation and corporate perquisites by a credible external law firm and overseen by a special committee of independent Directors – Reconstitution of the Board and all committees; removal and replacement of five legacy Directors ▪ A thorough review of Argo’s capital allocation and portfolio of businesses is also required, including a potential divestiture of its international business , exit of underperforming businesses and potential major capital return – Our analysis suggests 110 bps of ROE opportunity from enhanced capital allocation and 220 bps from portfolio rationalization ▪ Voce has nominated five highly - qualified, experienced and independent Director candidates to replace the “Big 5” and bring credibility and expertise to the investigation and business review – Bernard C. Bailey, Ph.D – Charles H. Dangelo – Rear Admiral (ret) Kathleen M. Dussault – Carol A. McFate, CFA – Nicholas C. Walsh ▪ While Voce is not seeking “control” of Argo in any sense, we include a few “starter kit” recommendations for the new Board to consider in its early days ▪ Voce presents multiple potential paths herein to value creation – Opportunities to boost ROE 190 bps ‒ 790 bps – Could result in share price appreciation to $83 ‒ $126 (26% ‒ 90% above current) Executive Summary (Cont.) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

9 voce capital 5.7% 7.6% 10.3% 11.4% 13.5% 0.2% 0.9% 0.7% 2.7% 0.3% 0.5% 0.2% 2.2% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% LT ROE Run-off Sale (OUE) Identified Corporate Expenses Investment Expense Immediate ROE Opportunity Additional OUE Opportunity Expense Adj. ROE Other Run-off Reserve Release Bond Portfolio Capital Adj. ROE International Sale US Centric ROE Opportunity ROE Opportunity Summary Expense reductions alone can allow Argo to earn a double digit return on equity; adding capital allocation and potential sale of the international business would allow Argo to hit 13%+ ROE Immediate Opportunity – 1.9% Capital Allocation Opportunity – 1.1% Expense Opportunity – 4.6% Portfolio Opportunity – 2.2% Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Total Opportunity – 7.9%

10 voce capital All of the Nominees are completely independent – none have any financial ties to Voce nor are they receiving any compensation from Voce Our Nominees: Highly experienced, fully independent ▪ Currently the President of the Committee for Economic Development (“CED”), a business - led, nonpartisan economic think tank ▪ Previously Chairman and CEO of Authentix (Sold by the Carlyle Group to Blue Water Energy in 2017) ▪ Previously ran his own consulting company, Paraquis Solutions, LLC ▪ Previously served as President and CEO of Viisage Technology, Inc. (Nasdaq: VISG), where under his four years of leadership, Viisage’s market capitalization grew from $60 million to over $1 billion ▪ Corporate governance expert with a Ph.D. in Management from Case Western Reserve University ▪ Previously served in senior executive and director roles at subsidiaries of Starr Companies and played a pivotal role in growing the scale and performance of Starr’s insurance operations ‒ President and COO of Starr Insurance Holdings, Inc. ‒ President, CEO and Director of Starr Indemnity & Liability Company ‒ President, CEO and Director of Starr Surplus Lines Insurance Company ‒ Vice Chairman of Bermuda - based Starr Insurance & Reinsurance Limited ▪ Served in various senior management roles at AIG, including Head of Global Reinsurance ▪ Previously Senior Vice President for Corporate Services of United Services Auto Association (USAA) ▪ Former Senior Executive in the United States Navy with 34 years of distinguished military service – Director, Logistics Programs and Corporate Operations in the Office of the Chief of Naval Operations – Commander, Joint Contracting Command in Iraq and Afghanistan – Deputy Assistant Secretary of the Navy for acquisition and Logistics Management ▪ Previously served on the Board of the Military Officers Association of America, Chairman of the Governance Committee Bernard C. Bailey, Ph.D. Charles H. Dangelo Rear Admiral Kathleen M. Dussault Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

11 voce capital All of the Nominees are completely independent – none have any financial ties to Voce nor are they receiving any compensation from Voce Our Nominees: Highly experienced, fully independent ▪ Previously the Chief Investment Officer at Xerox Corporation (NYSE: XRX) where she oversaw >$12 billion in retirement assets for North America and UK plans ▪ Previously Executive Vice President & Global Treasurer for XL Global Services, Inc., a subsidiary of XL Capital Ltd., a leading Bermuda - based global insurance and reinsurance company ▪ Previously held various positions with AIG and The Prudential Insurance Company of America ▪ Received the Corporate Plan Sponsor Industry Innovation Award and was named to the Chief Investment Officer Power 100 by Chief Investment Officer Magazine and honored by Institutional Investor ▪ Until April 2019, was previously a Director at Jardine Lloyd Thompson Group plc (LSE: JLT), a London - based global insurance broker, where he was a member of the Remuneration, Compensation and Audit and Risk committees, which was sold to Marsh & McLennan Companies, Inc. (NYSE: MMC) for £4.2 billion (US$5.6 billion). ▪ Previously served in a variety of underwriting, distribution and senior management roles at AIG during a 40+ year tenure as well as a Director on numerous AIG subsidiaries ▪ Previously served as a Director of Ascot Underwriting Ltd., a Lloyd’s syndicate and continues to serve on the Advisory Board of Norton Rose Fulbright Carol A. McFate Nicholas C. Walsh Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

12 voce capital About Voce ▪ Voce Capital Management LLC and its Nominees own 1,905,469 shares of Argo – 5.6% of shares outstanding; #4 shareholder and largest actively managed investor ▪ Voce is an SEC - registered investment adviser founded by J. Daniel Plants in 2011 – Voce pursues a value - driven, governance - focused investment strategy – Particular expertise in healthcare, technology and financials – Investor base comprised of leading foundations, institutions and family offices ▪ Voce’s principals have extensive experience in corporate governance and shareholder value creation – Voce principals: Goldman Sachs, JPMorgan, Morgan Stanley, TPG, Moelis, Sullivan & Cromwell ▪ Voce selectively uses activism to create value for all shareholders – Majority of investments are passive or involve cooperative partnerships with management ▪ Voce has led numerous successful campaigns for change – examples: ▪ Voce’s efforts have secured numerous important governance victories, such as de - staggering of Boards, repeal of poison pills, adoption of majority voting and defeat of dilutive equity issuances ▪ Average return to public shareholders across all 14 of Voce’s activist investments is 18.6% (vs. 8.8% for the Russell 2000 and 12.4% for the S&P 500), with an average duration of 512 days Strategic Capital Allocation Corporate Governance Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Argo’s Indulgent Culture “The place is a morgue on the inside … and to its employees and on the outside, a frat party … . The egregious culture that Mark Watson has created is nothing short of appalling . When you begin as an employee you are required to read a self - published book by Mark Watson (you have to laugh - the publishing company is ‘Mark Watson the third,’) … . As a shareholder I wanted to explain what goes on at the ground level . ” ‒ Current Argo employee email to Voce, March 26 , 2019

Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

Argo's Indulgent Culture: Summary

1. **There is no demarcation between CEO Watson's private interests and Argo's corporate assets and priorities**
   - His "personal website" (owned and operated by Argo) describes himself as a "sailor, runner, climber and car racing enthusiast"
   - Argo has long sponsored many regatta yacht races, Grand Prix cars and the like
   - Argo's entire corporate identity, branding and image are nautically-themed
   - CEO Watson travels around the world on Argo's G-5 to these events, not as a *corporate sponsor*, but as a *participant* and direct beneficiary of corporate largesse
2. **CEO's obsession with art and architecture has led him to personally select, design and furnish lavish office space around the world**
   - Voce estimates the NYC Office alone cost shareholders at least $47M in incremental capital
3. **CEO Watson's lifestyle and hobbies are underwritten by Argo under the guise of corporate marketing (*i.e.*, vanity sponsorships)**
4. **Fleet of private aircraft is indefensible for a company of this size**
5. **Global network of corporate homes for CEO Watson – including the <u>glass penthouse duplex in NYC</u> Argo tried to conceal**
6. **Argo's attempted justifications of these items are not credible**

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15 voce capital Argo’s Code of Conduct & Business Ethics Source: Argo Group Code of Conduct & Business Ethics Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

16 voce capital CEO Watson’s personal website domain is owned and operated by Argo and Argo’s Senior Vice President of Corporate Communications is listed as his publicist No demarcation between CEO and company Argo resources pay for CEO’s “personal” website 1 “[C] hief executive of Bermuda - based insurance company Argo Group abruptly shuttered his web site, mewiii . com, on the same day hedge fund investor Voce Capital Management blasted it as proof that he has been using the company’s coffers to make himself look like a big shot adventurer and philanthropist . ” ( 2 / 26 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

17 voce capital No demarcation between CEO and company Our CEO in his own words… Source: www.mewiii.com ; can be viewed at www.Argo - SOS.com 1 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

1 *No demarcation between CEO and company*

Why are CEO hobbies shareholder responsibility?

CEO Hobby	Source	Result
Architecture	INTERIOR DESIGN "Watson was intimately involved in the office's design from before the space even had functional floors." 	• CEO has meticulously served as lead designer on several ostentatious office renovation projects • Company has made expensive, long-term office space commitments in ultra-premium global locations
Art	 Report "Mark E. Watson III, the company's <u>CEO and chief art lover</u>."	• Argo maintains a corporate art collection • CEO utilizes corporate jet for art buying junkets • Company's "art title" insurance unit writes ~$20k net premium • Argo donates to museum where CEO is a Trustee
Race Cars	 "Formula E is just extraordinary . . . <u>It's fun to be in the middle of it all</u>." ***– CEO Watson***	• Argo has sponsored two separate ePrix race car teams • CEO travels around the world on corporate jet to *participate* in races
Yachting	edge "[I]n his free time you can find him on the water. He skippered a 90-foot boat..."  Mark E. Watson III @markewatson3 · 15 Jun 2014 What to do on Fathers Day? Go racing.	• CEO is an avid sailor who appears to have skippered Argo-sponsored teams • Argo title-sponsors multiple sailing teams and races • CEO travels around the world on corporate jet to participate in races • Even Argo "charitable contributions" go to sailing-related groups

CEO Watson: "You should never confuse social and business objectives." We agree.

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19 voce capital New York Office London Office San Antonio Office Lavish, award - winning office designs and locations Design, art and architecture Architecture 2 “ An avid climber and yachtsman, Watson is both the architect of the international holding company and the design - conscious maestro of the downtown offices .” “I really wanted to be in this building.” – CEO Watson “We’re more well - known in London and New York than we are here in San Antonio.” – CEO Watson “TPG has worked with the company on a number of projects over the years, including their Boston office.” “Watson was intimately involved in the office’s design from before the space even had functional floors.” Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

20 voce capital Design, art and architecture NYC Office: ~$50 million 2 By our calculations, Argo committed at least $47 million of shareholder capital on the NYC office lease alone, and likely much more “Bermuda - based Argo Group is set to lease 48 , 000 square feet at 413 West 14 th St . . . . Asking rent for the Meatpacking District space was $ 100 per square foot . Argo was represented in the 15 - year deal by CBRE brokers Christopher Mansfield and Gerry Miovski . The insurance firm was attracted to the historic details, large windows, exposed brick and timber, and high ceilings at the building . . . . The firm's new fifth - level penthouse will be roughly 2 , 800 square feet and could be used for executive offices or a conference room . ” – Crain’s New York Business ( 3 / 5 / 2017 ) “When we started working on this space, we never imagined that our target tenant would be an insurance firm . ” ‒ Paul Amrich, Vice Chairman, CBRE (Seller Rep) “Argo executives could’ve just renewed their lease and taken another 10 , 000 square feet down the block . But Mark’s not about the safe bet . ” ‒ Michel Fiechter , Managing Executive, TPG (Design Firm) ▪ What we know: – Argo moved from a 17,000 square foot office at 610 Broadway – Argo moved into a 48,000 square foot office at 413 West 14 th Street – The asking rent in the new space was $100 per sq. ft. annually, and Argo committed to a 15 - year lease – Even at rent parity – very, very unlikely – this implies a net increase of $46,500,000 – Argo’s annual rent expense increased from $12.2mm in 2016 to $21.0mm in 2017 and $21.6mm in 2018 – Argo's 2016 10 - K expected 2017 lease expense $11.3mm, so actual rent was 2x the expected amount; we believe that delta was driven by the NY office ▪ What Argo should explain: – How much additional shareholder capital was invested in the renovation ? – How much capital was spent on the extensive custom furniture, lighting, etc. ? Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

2 *Design, art and architecture*

NYC Office: No expenses spared

Built From Scratch

INTERIOR DESIGN

"'It was past raw,' [TPG's managing executive] Fiechter notes, 'literally just a shell.'"







Custom Furniture

INTERIOR DESIGN

"[C]ommodious gray sectional sofa by Francesco Rota and enveloping Hayon Studio lounge chairs, some upholstered in an Argo-blue polyester. . . . Arne Jacobsen Swan chairs and Isamu Noguchi table . . . Charles and Ray Eames Aluminum Group task chairs covered in yet more Argo blue.'"





Custom Fixtures

INTERIOR DESIGN

"[W]orkstations are illuminated by LED downlights that cast a soft brightness. 'They're more often used in museums on ancient texts,' Fiechter says of the linear features, 'but we liked the quality of light.'"





Caught red-handed? "Mark Watson is in the NYC office with what appears to be an interior designer and they just took away all the lounge chairs and $10K couches." – ***Current Argo employee email to Voce (4/10/19)***

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❷ *Design, art and architecture*

Art

Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion



Report

"Argo Group. . . and others have invested in art because their CEOs want to share their personal passions with employees and clients. . . . Woodcut prints, photographs, digital images, pen and ink drawings, and even art furniture serve as a 'good stimulant' for employees and clients alike, said Mark E. Watson III, the company's CEO and chief art lover." *(7/10/17)*

Report

"[H]ome to one of the city's best corporate art collections . . . it includes stunning pieces . . . Recently, Watson traveled to Florida to add to the impressive collection at Art Basel Miami Beach, a major contemporary art show. . . . Watson's artistic stamp on the Argo office. . . . Watson looks at it as a 'blank canvas'" *(12/5/16)*




There's so much artwork, and there's so much beauty
about how our office is constructed.

The Company's "ARIS" art title business (~$20k NWP per year) in no way justifies the time, energy and money Argo and its CEO dedicate to corporate art

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

3 Vanity sponsorships

Race Cars

CEO Watson: "It's fun to be in the middle of it all." Apparently so.

Mark E. Watson III @markewatson3

.@argo_group is ready to cheer on @GEOXDRAGON today at the #MarrakeshEPrix. Good luck, team! #ABBFormulaE



Date: 1/12/2019
Event: Marrakesh ePrix
Team: Dragon Racing
Location: Marrakesh, Morocco
Transport: Unknown

Mark E. Watson III @markewatson3

We're ready to watch @DragonRacing hit the track here at the #RomeEPrix. Good luck, team! #FormulaE



Date: 4/14/2018
Event: Rome ePrix
Team: Dragon Racing
Location: Rome, Italy
Transport: Argo's G-5

Mark E. Watson III @markewatson3

Looking forward to watching @DragonRacing live in action this weekend at the #ParisePrix!

> Argo Group @argo_group
> .@FIAformulaE races in Paris' historic city center tomorrow. Give @DragonRacing a #FanBoost #ParisePrix #FormulaE

Mark E. Watson III @markewatson3

The #ParisePrix is about to begin and @DragonRacing looks ready. Good luck!



Date: 5/20/2017
Event: Paris ePrix
Team: Dragon Racing
Location: Paris, France
Transport: Argo's G-5



Date: 7/13/2018
Event: NYC ePrix
Team: Dragon Racing
Location: Brooklyn, NYC
Transport: Argo's G-5

"We like the innovation and the sustainability of Formula E. We found the team that we think is a really good fit with us and that's Dragon Racing." – ***CEO Watson***

Mark E. Watson III @markewatson3

It was great to see Jay and the @DragonRacing team at the #NYCePrix. Good luck in Montreal. #FormulaE



Date: 7/15-7/16/2017
Event: NYC ePrix
Team: Dragon Racing
Location: Brooklyn, NYC
Transport: Argo's G-5

Mark E. Watson III @markewatson3

I enjoyed walking the grid before the race. The competition will be fierce today. I wish @TeamAguri the best. #LondonePrix

Mark E. Watson III @markewatson3

It was great meeting the @TeamAguri drivers. I look forward to seeing them out on the track. #LondonePrix



Date: 7/3/2016
Event: London ePrix
Team: Dragon Racing
Location: London, UK
Transport: Unknown

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

3 Vanity sponsorships
Yachting

Recipients of Argo Funding:

<u>Sailing Sponsorships:</u>
- Vestas 11th Hour Racing
- Artemis
- Alvimedica
- Team Tiburon

<u>Sponsored Races:</u>
- Argo Group Gold Cup
- Argo Group Pro Am Regatta

<u>Sailing Charities:</u>
- Andrew Simpson Sailing Foundation (ASSF)
- Endeavour Community Sailing
- Sloop Foundation


Vestas
Vestas
Mark E Watson
ARGO GROUP CEO

Date: 5/19/2018
Event: Volvo Ocean Race
Team: Vestas 11th Hour Racing
Location: Newport, RI
Transport: Argo G-5

Mark E. Watson III @markewatson3

It's great to see the @Vestas11thHour team at the #VOR Newport stopover. We're ready for the in-port race.



Mark E. Watson III @markewatson3 Follow

Great race in #LegZero and the guys did a great job of staying focused right 'till the end. Way to go team! Thank you for having me aboard.

Mark E. Watson III @markewatson3 Follow

I'm thrilled to be joining @Vestas11thHour for #LegZero to Lisbon. A big announcement to follow tomorrow...

Date: 8/17/2017
Event: Volvo Ocean Race (*CEO Watson joins the boat for Leg Zero*)
Team: Vestas 11th Hour Racing
Location: Sant Malo, France to Lisbon, Portugal
Transport: Argo G-5

Mark E. Watson III @markewatson3 Follow

The 35th #AmericasCup finals are finally here! Ready to cheer on @ArtemisRacing through the qualifiers and playoffs.


Artemis

Date: May-Jun 2017 (*Tweet from 5/26/2017*)
Event: America's Cup
Team: Artemis
Location: Bermuda
Transport: Argo G-5

Mark E. Watson III @markewatson3 Follow

A great day of races as @ArtemisRacing finishes with the lead. Great job team!



Mark E. Watson III @markewatson3 Follow

Glad I have the opportunity to observe today's races with a great group of young sailors from the C.O.Y.C.H.



Date: 9/10/2016
Event: Louis Vuitton America's Cup World Series
Team: Artemis
Location: Toulon, France
Transport: Argo G-5

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Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

3 *Vanity sponsorships*

Yachting (Cont.)

Mark E. Watson III Follow

.@ArtemisRacing fought hard this weekend and showed some great teamwork. I look forward to the next challenge.

Mark E. Watson III Follow

Andrew "Bart" Simpson was a great sailor and a dear friend to many. We honor his legacy tonight.



Date: 7/20/2016
Event: Louis Vuitton America's Cup World Series / ASSF Benefit
Team: Artemis / ASSF
Location: Portsmouth, UK
Transport: Unknown



Artemis

Mark E. Watson III Follow

Enjoying pre-race reception before tomorrow's #AmericasCup challenge. Go @ArtemisRacing. #LVACWSNY

Mark E. Watson III Follow

The @ArtemisRacing line up for today's race looks good. Ready to cheer on the team: ow.ly/4nngZN #LVACWSNY



Date: 5/6/2016
Event: Louis Vuitton America's Cup World Series
Team: Artemis
Location: NYC
Transport: Argo's G-5

Mark E. Watson III Follow

Looking forward to participating in this weekend's M32 Series Bermuda.



Date: 4/15/2016
Event: M32 Bermuda
Team: Unknown
Location: Bermuda
Transport: Argo's G-5

@argoracing look who's joined the team for the #InPortRace! Home team podium finish!



WATSON
Alvimedica

Argo Racing Follow

The @TeamAlvimedica boys are ready to race now that their ringer showed up. @markewatson3 #vor



WATSON

Date: 5/16/2015
Event: Volvo Ocean Race
Team: Alvimedica
Location: Newport, RI
Transport: Unknown

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3 Vanity sponsorships

Corporate sponsorships

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

"In our industry, everyone goes on a golf outing, so we're always trying to find ways to be unique and different." – CEO Watson

Illustrative America's Cup Team Costs

Team Name	Total Amt. (US$M)	Est. Per Year (US$M)
Oracle Team USA (2013)	$115	$29
Luna Rossa (2021)	$80	$20
Team New Zealand	$100	$25
Artemis Racing (2013)	$140	$35
Land Rover BAR Team	$116	$29
INEOS Team UK (2021)	$153	$38
Team Australia	$150	$38
Average	**$122**	**$21**

The New York Times

"Wealthy titans have always steered the mythic 156-year-old America's Cup, from JP Morgan and Harry Vanderbilt to Ted Turner and Ernesto Bertarelli....The floating playground of the rich is expanding dramatically to make room for a corporate convention of sponsors..." – *New York Times (04/07/07)*

Outside

"The boats alone cost between **$8 million to $10 million**, and most teams have a backup just in case. However, the boats are only part of the story, because you also have to take into account **the entry fee ($3 million)**, the staff (Oracle Team USA had 130 people in 2013), the cost of shipping all that sailing equipment around the world, plus costs of maintenance, operations, and incidentals. **It has been estimated that mounting a successful America's Cup campaign costs over $100 million**....[To transport the ships, teams] typically disassemble them, package them up, and ship them on larger boats or planes to the tune of hundreds of thousands of dollars in transport and insurance fees." – *Outside Online (6/2/16)*

The New Zealand Herald

"Big teams such as holders Alinghi, Team NZ, BMW Oracle and Luna Rossa are estimated to spend $3 million to $3.5 million a month on their campaigns, with **some of the main sponsors investing $30 million to $40 million over four years**." – *New Zealand Herald (6/24/07)*

Given all of its sponsorships, Argo's claim to spend less than $1 million per year in aggregate is simply not credible

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

4 *Mile High Club*

Why does Argo need a fleet of 3 corporate jets?

"People often ask: 'where do you spend most of your time?' My short answer is, 'In the air.'" – CEO Watson

Argo's G-5



- Argo has a Gulfstream V (Tail No. N17ND)
- Over the last 3 calendar years, the G-5 has logged more than 584 flights and 1,484 hours of flight time
- Argo also has two additional fractional jet ownerships

Argo's Recent G-5 Destinations[1]



Even if Argo's G-5 were being used exclusively for business purposes, the expense for a company of Argos' size to carry such an aircraft would be completely unjustified

Source: FlightAware

1. From Insurance Insider; represents flight activity of prior three years on G-5 jet only

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28 voce capital As detailed in our February 25 letter, flight logs reveal egregious use of Argo’s corporate G - 5 jet (one of its three planes) Mile High Club Suspicious use of corporate aircraft 4 Source: FlightAware Location # Flights Origin # Flights Destin. # Flights To/From Comment San Antonio, TX 149 143 292 • Mr. Watson resides here, making these trips personal commuting expenses (even when on business) Hamilton, Bermuda 58 57 115 North Kingstown, RI 28 28 56 Providence, RI 9 9 18 Total Rhode Island 37 37 74 South Florida 23 23 46 • Most frequently Miami, where Argo owns three residential condominium units Aspen 6 5 11 France 13 14 27 • Includes 3 trips for the Nice-Monte Carlo insurance industry conference Puerto Vallarta 6 6 12 Other Notable Destinations: Jamaica, The Bahamas, Anguilla, St. Maarten, Marco Island, Ixtapa, Santa Barbara and Sonoma • Serve nearby Newport, where Mr. Watson has a home and an active community and social presence • These would be personal commuting expenses • According to his November 2018 Employment Agreement, his principal place of business is Bermuda Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

4 Mile High Club

Business or pleasure?

We believe the G-5 corporate jet use is frequently for personal reasons

Example: Watson Family Christmas Holiday Vacation 2017

Origin	Departure Time	Destination	Arrival Time	Hours	Day
San Antonio Intl	2017-12-14 08:48AM CST	Bermuda Int'l	2017-12-14 02:12PM AST	3:23	Thurs.
Bermuda Int'l	2017-12-15 02:43PM AST	Teterboro	2017-12-15 04:12PM EST	2:29	Fri.
Teterboro	2017-12-15 10:10PM EST	Copenhagen	2017-12-16 11:16AM CET	7:06	Fri.
London Stansted	2017-12-17 04:23PM GMT	Copenhagen	2017-12-17 06:41PM CET	1:17	Sun.
Copenhagen	2017-12-18 10:40PM CET	Cochin Int'l (Kochi Int'l)	2017-12-19 12:04PM IST	8:53	Mon/Tues
Cochin Int'l (Kochi Int'l)	2017-12-21 09:29AM IST	Hindustan Airport	2017-12-21 10:05AM IST	0:35	Thurs.
Hindustan Airport	2017-12-21 05:22PM IST	Udaipur	2017-12-21 07:13PM IST	1:50	Thurs.
Udaipur	2017-12-24 01:04PM IST	Jaipur (Sanganer)	n/a	n/a	Sun.
Agra	2017-12-31 01:32PM IST	Amsterdam Schiphol	2017-12-31 05:44PM CET	8:42	Sun.
Amsterdam Schiphol	2018-01-02 03:50PM CET	Teterboro	2018-01-02 05:25PM EST	7:35	Tues.
Teterboro	2018-01-03 03:47PM EST	San Antonio Intl	2018-01-03 06:02PM CST	3:15	Wed.

Source: FlightAware

- We were able to confirm much of CEO Watson's travel by matching flight logs to his hyperactive social media presence
- Twitter feed and "personal" website confirm suspicions of personal use of corporate jet
- As a courtesy, we concealed family member identities from the photo



Mark E. Watson III
4 Jan 2018
Great honor to visit the Shambhu Niwas Palace. Thank you
for seeing us in Udaipur.

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30 voce capital ▪ Just as we originally wrote, Argo does in fact own a “glass penthouse apartment” for CEO Watson – 177 Ninth Ave, Penthouse E, New York, NY 10011; 3 BR / 3BA duplex home ▪ Purchased for $5.795 million in 2016 by AGI Properties, Inc. – the same entity that owns the Miami “investment properties” ▪ We have independently confirmed Mr. Watson lives here ▪ Located in the exclusive Chelsea Enclave, “open views and beaming light from the continuous walls of glass pull you from the entry through to the large living room and dining room and out onto the 41 foot long terrace.” Argo’s global network of corporate housing The Argo - Watson NYC Penthouse Apartment 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Argo’s artful defense – “The Company did not build, nor have we ever had, a penthouse apartment above our New York offices ” – failed to mention that it actually does own exactly such a home for Mr. Watson, a mere six blocks away Argo should be ashamed for attempting to mislead shareholders by omitting this material information from its response

Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

❻ *Justifications not credible*

Argo's justifications for this abuse are untenable

	Argo's Justification	Reality
Art	▪ Corporate art collection and art boondoggles required by Argo's "art title" business, ARIS ▪ "Art Basel, which was also attended by Argo clients, relates to the company's art-title business" – According to a person familiar with Argo's thinking by *The WSJ* (2/25/19) ▪ "Cost . . . is less than a million dollars" (4/12/19)	✘ "Vanity business" – ARIS kept only $20k of net premiums in 2018 of the $207k it wrote ✘ In the last five years, ARIS has written $1.5M of premiums and suffered $5.3mm of losses ✘ Even $1 million is absurd for a small company like Argo to waste on artwork
Yachting	▪ "Company sponsorships are not a significant portion of sales and expenses" (2/25/19) ▪ "Sponsorships are effective marketing tools . . . They allow us to align our marketing with our target clients (4/12/19)	✘ Recent America's Cup sponsorship benchmarking indicates $20 - $30mm per year required from all sponsors ✘ Sponsors two separate boat racing teams ✘ Sponsors 45k nautical mile Volvo Ocean Race
Race Cars	▪ "The owner of the Formula E race-car team the company sponsors is a client who generates more in premiums than the cost of the sponsorship" (2/25/19)	✘ Given Argo's ~98% combined (expense) ratio, justifying sponsorship costs with premiums suggests both wildly unprofitable spend and questionable ROI methodology – would need to generate 50x just to break even
Corporate Jets	▪ "Jet use is normal for a company like Argo with offices all over the world" (2/25/19) ▪ "Executives . . . arrange for use of corporate aircraft for personal trips, they do so at their own expense" (4/12/19)	✘ We have documented countless trips to locales with no Argo offices, personal commutes, family vacations – many of which match CEO Watson's Twitter feed ✘ Unlike housing, there has never been any disclosure of aircraft reimbursement – suggesting to us there has been none

We believe the costs of these are far greater than Argo's attempted depiction of them as immaterial

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Business Overview

33 voce capital Argo snapshot Business Overview Financial Snapshot ▪ Argo provides commercial specialty insurance and reinsurance products globally ▪ Company segments: US Operations (62% GWP, 58% of BV) International Operations (38% GWP, 42% of BV) ▪ Excess and Surplus (E&S) lines focused on US - based risks that standard market is unwilling or unable to underwrite ▪ Mainly sold through Colony Specialty ▪ Also underwrites admitted business through retail brokers / agents ▪ Mostly targets business classes and industries with distinct risk profiles ▪ Over two - thirds of premiums represent Lloyd’s Syndicate platform based in London and focused on underwriting global property, non - US liability, marine, energy and specialty insurance ▪ Other international includes Bermuda, Seguros and Global SE, which are properties based in Bermuda, Brazil and Malta, respectively offering casualty, property and professional lines ▪ Additional presence in Singapore, Shanghai and Dubai FYE December Run - Off (NA) ▪ Includes outstanding liabilities associated with discontinued lines previously underwritten by insurance subsidiaries, risk management policies written by a business unit that has since been sold to a third party ; and other legacy accounts Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion (in millions, except for per share and valuation data) Capitalization: 2/1/19 Share Price (as of unaffected date 2/1/19) $66.01 Shares Outstanding 34.0 Market Value $2,243 Plus Debt $580 Less Cash and Investments ($139) Enterprise Value $2,684 Financial Metrics 2018A Revenue $1,802 Gross Written Premiums $2,955 Underwriting Income $36 Investment Income $133 Book Value $1,747 Valuation: As of 2/1/19 P / BV 1.23x Key Operating Metrics 2018A Combined Ratio 97.9% Dividend Yield 1.6% Return on Equity 3.6%

34 voce capital Argo business overview ▪ Focus on non - standard risks that the admitted insurance markets have difficulty underwriting ̶ Tends to be areas where pricing still supported by good experience ▪ Recent entry into re - insurance through acquisition of Ariel Re ▪ Global operations ̶ US: admitted / licensed in all 50 US states ̶ Two Lloyd’s Syndicates ̶ Multiple global centers (Dubai, Shanghai, Sao Paolo, Singapore) ̶ Bermuda reinsurance platform ̶ Selected entities / subsidiaries in EMEA, LatAm and Asia ▪ Diversified distribution relationships ▪ Financially strong (“A” rating from A.M. Best) ▪ Diversified by geography, product and strategy Net Written Premiums Mix (LTM 12/31/18) 90% 10% Primary Insurance Reinsurance 64% 20% 7% 9% United States London Bermuda Brazil, Asia and EU Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

35 voce capital US Operations Segment overview 68% Overview Gross Written Premium & Combined Ratio Source: Voce research, Company filings Gross Written Premium Mix ▪ 20+ year underwriting history ▪ Underwrites on largely non - admitted basis ▪ Strong brand and reputation in E&S lines ▪ Differentiated distribution, wholesalers and coverholders – Strong relationships with national, local and regional wholesale brokers – Across all business enterprises – Focused on small and medium accounts ▪ U.S. Operations include the following risk - bearing business units: – Colony Specialty – Argo Pro – Argo Insurance – Rockwood Casualty – U.S. Commercial Programs – Argo Surety – Trident Public Risk Solutions $1,145 $1,278 $1,510 $1,692 84.0% 85.0% 86.0% 87.0% 88.0% 89.0% 90.0% 91.0% 92.0% $ -- $500 $1,000 $1,500 $2,000 2015 2016 2017 2018 Gross Written Premium Segment Combined Ratio 14.9% 61.6% 13.9% 9.6% Property Liability Professional Specialty Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

US Operations

Colony Specialty

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

- Argo acquired Colony as part of its $200 million Front Royal acquisition in 2001 for ~2x P / BV
- Colony is an established provider of Excess & Surplus lines with a long and seasoned track record and recognized brand
- Top 10 E&S line carrier in the US
- Licensed in all 50 states, DC and US Virgin Islands
- Provides primary and excess P&C and professional liability coverage
  - Mostly focused on non-admitted markets
  - Casualty, transportation, property, contract and environment units
  - For hard-to-place risks and/or distressed businesses that typically fall outside of the standard insurance market's risk appetite
- Target accounts across industry sectors, including tractors, manufacturers, distributors, property owners, retailers and restaurants
- Focused on small and medium sized enterprises
- Colony distributes through a network of appointed wholesale agents and brokers
  - ~2/3 brokers, ~1/3 agents

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

US Operations

Retail distribution

Argo offers a wide variety of packaged specialty products tied to certain distributors

ARGO PRO	• Mid-market professional lines platform that provides a broad portfolio of errors and omissions, and management liability products for our wholesale and retail distribution partners • Underwriting focus provides risk management solutions for accountants, architects and engineers, commercial crime, directors and officers, employment practices, fiduciary, lawyers, miscellaneous professionals, technology, privacy and security
ARGO INSURANCE	• Offers insurance and risk management services to Grocery, Restaurants and other Specialty Retail industries • Provides property, liability, workers compensation, automobile and umbrella coverage throughout the United States
ROCKWOOD	• Specialty underwriter of workers compensation for the mining industry • Also offers commercial auto, general liability and inland marine for mining • Underwrites coverage for small commercial businesses, including retail, light manufacturing, services and restaurants • Approximately 52% of its premiums are written in Pennsylvania, but licensed in 34 states
US Commercial	• Offers specialized commercial niche programs customized to meet the specific insurance needs of targeted businesses. The business includes both risk-bearing and non-risk bearing solutions, crafted specifically for each program opportunity • Its internal and external network includes experienced program administrators with successful track records in specialized programs
ARGO SURETY	• Provides surety solutions to businesses that must satisfy various eligibility conditions in order to conduct commerce, such as licensure requirements required by government statute or regulation, counterparty conditions found in private or public construction projects, or satisfactory performance of contracted services. • Top 20 Commercial surety writer
TRIDENT PUBLIC RISK SOLUTIONS	• One of the largest providers of primary insurance products and risk management solutions for public-sector entities such as counties, municipalities, public schools, and other local government units and special districts • Its product lines include general liability, automobile liability, automobile physical damage, property, inland marine, crime, public officials liability, educators legal liability, employment practices liability, law enforcement liability and workers compensation coverage

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38 voce capital International Operations Segment overview 32% Overview Gross Written Premium & Combined Ratio Source: Voce research, Company filings Gross Written Premium Mix ▪ Specializes in insurance and reinsurance through the broker market ▪ Specialty property, catastrophe reinsurance, primary / excess casualty and professional liability ▪ Multi - class Bermuda platform underwrites excess casualty, property and professional lines insurance as well as property reinsurance ▪ Lloyd’s platform includes Syndicate 1200 and Syndicate 1910 – Based in London, these syndicates have regional operations in Bermuda, Dubai, Singapore and Shanghai – Managed by the Argo Managing Agency and trade under Lloyd’s of London capital and licensing framework ▪ International Operations includes the following risk - bearing business units: – Syndicate 1200 – Syndicate 1910 – Argo Insurance Bermuda – ArgoGlobal SE – Argo Seguros $866 $887 $1,187 $1,263 -- 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% $ -- $200 $400 $600 $800 $1,000 $1,200 $1,400 2015 2016 2017 2018 Gross Written Premium Segment Combined Ratio 39.3% 15.3% 15.1% 30.3% Property Liability Professional Specialty Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

39 voce capital Syndicate 1200 International Operations Business units ▪ Underwrites worldwide property, non - US liability, marine, energy and specialty insurance ▪ Large portion of business is underwritten through the use of binding authorities ▪ Approximately 50% of capital comes through third parties ▪ Underwrites property insurance exposures through Argo Insurance Bermuda and reinsurance through Ariel Re (2017 acquisition) operating in two areas – treaty property and specialty ▪ Business is written on an open market basis on both primary and excess basis Syndicate 1910 ▪ Offers casualty, property and professional lines with the following coverages: property, general and products liability, directors and officers liability, errors and omissions liability and employment practices liability Argo Insurance Bermuda ▪ Based in Malta and underwrites professional liability, surety and property and casualty business in continental Europe ArgoGlobal SE ▪ Property and casualty insurance company base on Sao Paolo, Brazil focused on serving the country’s domestic commercial insurance market ▪ Primary lines are cargo and marine, property and engineering and financial lines ▪ Also participates in Brazil’s federal motor third - party liability insurance pool Lloyd’s Int’l Specialty Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

40 voce capital Investment portfolio ▪ Total Investment Portfolio: $4.8B (12/31/2018); Net Investment Income: $133mm (2.8% yield) ▪ Argo’s investment expenses are 3x those of peers ▪ The duration of Argo’s investment assets are mismatched with its liabilities ▪ Argo is over - allocated to higher risk alternatives and individual (direct) assets, such as corporate apartments and speculative VC investments As we detail later, we see an easily attainable 70 bps ROE opportunity in the investment portfolio Fixed income vs Equities Fixed Income Assets Equity and Other Assets $355 $121 $212 $153 $487 Equity Securities Hedge funds Private Equity Long Only Short-term Investments $236 $217 $240 $1,758 $203 $411 $173 $224 US Govt's Foreign Govt's Other Gov't Corporate Commercial MBS Residential MBS ABSs CLOs $3,460 $1,327 Fixed Income Equities & Other Almost one - quarter allocated to alternatives Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

Decentralized Management Structure

US Operations

Kevin Rehnberg
Chief Admin. Officer,
President, Americas

- Chief Underwriting Officer
- Chief Claims Officer
- Chief Administrative Officer
- SVP, General Counsel
- President, Trident Public Risk Solutions
- President ARIS Title Insurance
- Head of Colony Specialty
- President, Argo Pro
- President, Argo Surety
- SVP, US Specialty Programs
- SVP, Argo Construction
- President, Rockwood

International Operations

Matt Harris
Head of International
(UK, Europe, Asia, Middle East, Bermuda)

Jose Hernandez
Chair, International Operations

- Managing Director, ArgoGlobal
- Head of Argo Insurance Bermuda
- Chief Underwriting Officer
- Ariel Re Head of Reinsurance
- Chief Actuary

Each business unit is independently operated and managed and could be easily separated from one another or from corporate

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

Underwriting Income Contribution

US$mm	2015A	2016A	2017A	2018A	CAGR '15-'18
	Years Ended December 31,				
US:					
Property	$138	$125	$113	$126	(2.9%)
Liability	$571	$575	$619	$707	7.4%
Professional	54	79	111	132	34.5%
Specialty	52	70	93	114	29.5%
Total US Earned Premiums	**$815**	**$850**	**$937**	**$1,079**	**9.8%**
Y/Y Growth		*4.2%*	*10.3%*	*15.2%*	
Loss and Loss Adj. Expense	471	468	528	628	10.1%
Loss Ratio	*57.8%*	*55.0%*	*56.4%*	*58.2%*	
Underwriting, Acquisition and Other Expense	259	271	319	355	11.0%
UAE Ratio	*31.8%*	*31.8%*	*34.1%*	*32.9%*	
US Underwriting Income	**$85**	**$112**	**$89**	**$96**	**4.1%**
Y/Y Growth		*31.3%*	*(19.8%)*	*7.3%*	
Int'l:					
Property	$200	$206	$224	$211	1.8%
Liability	$87	$86	$80	$100	4.9%
Professional	101	103	101	103	0.9%
Specialty	169	166	231	238	12.1%
Total Int'l Earned Premiums	**$556**	**$561**	**$636**	**$653**	**5.5%**
Y/Y Growth		*0.9%*	*13.4%*	*2.6%*	
Loss and Loss Adj. Expense	286	324	505	400	11.8%
Loss Ratio	*51.5%*	*57.8%*	*79.4%*	*61.3%*	
Underwriting, Acquisition and Other Expense	220	211	242	246	3.7%
UAE Ratio	*39.6%*	*37.6%*	*38.1%*	*37.7%*	
Int'l Underwriting Income	**$49**	**$26**	**($111)**	**$6**	**(49.4%)**
Y/Y Growth		*(47.7%)*	*(531.0%)*	*(105.8%)*	
Run-off Lines	**($14)**	**($25)**	**($26)**	**($16)**	**4.1%**
Total Segment Underwriting Income	**$120**	**$112**	**($48)**	**$86**	**(10.4%)**
Y/Y Growth		*(6.6%)*	*(142.3%)*	*(281.9%)*	

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43 voce capital Income Statement Years Ended December 31, CAGR US$mm 2015A 2016A 2017A 2018A '15-'18 US Underwriting Income 85 112 89 96 4.1% Int'l Underwriting Income 49 26 (111) 6 (49.4%) Run-off Income (14) (25) (26) (16) 4.1% Total Segment Underwriting Income $120 $112 ($48) $86 (10.4%) Y/Y Growth (6.6%) (142.3%) (281.9%) Corporate Expense (51) (59) (66) (50) (0.5%) Net Investment Income 89 115 140 133 14.5% Realized Gains / Losses and Net Fee & Other Income $21 $28 $47 ($70) Operating Income $178 $197 $74 $99 (17.7%) Y/Y Growth 10.5% (62.5%) 34.2% Interest Expense (19) (20) (28) (32) Currency / Other 18 5 (6) 0 Income Taxes ($14) ($35) $10 ($4) Net Income $163 $147 $50 $64 (27.0%) Y/Y Growth (10.1%) (65.7%) 26.4% Selected Other Items Cash and Cash Equivalents 333 492 545 622 Investable Assets 4,116 4,324 4,743 4,754 Loss Reserves 3,124 3,351 4,201 4,655 Shareholder's Equity 1,668 1,793 1,820 1,747 Return on Equity 9.8% 8.5% 2.8% 3.6% Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Assessing Argo’s Long - Term Performance 1. Total Shareholder Return 2. Return on Equity 3. Argo’s Peers

45 voce capital $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 $75.00 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Jan-19 Feb-19 Mar-19 Annotated Stock Price Chart 2/16/18: Announces acquisition of Ariscom Compagnia Di Assicurazioni Spa for €20M. 8/7/18: Announces 2Q18 earnings of $1.20. Appoints Thomas Bradley to its Board. March ‘18: Voce begins research on Argo. August ‘18: Voce approaches Argo 3x for a meeting; no response. Late 2018: Voce acquires 5.6% of Argo’s shares outstanding (26% of volume traded in this period). 1/15/19: Voce reaches out again for a meeting. 2/1/19: Voce meets privately with management. 2/4/19: Voce files 13D disclosing 5.6% ownership. 2/15/19: Meeting with Board of Directors scheduled for 2/27/19. 2/21/19: Argo purports to appoint two additional Directors. 2/25/19: Voce releases public letter to shareholders, and submits initial Director nominees. 3/11/19: Voce files final Director nominees = Argo Announcements = Voce Voce filed its 13D pre - market on Monday 2/4/19, making the closing price on Friday 2/1/19 ($66.01) the unaffected stock price = Voce Public Disclosure Date Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

46 voce capital 75.0% 100.0% 125.0% 150.0% 175.0% 200.0% 225.0% 250.0% 02/01/14 02/01/15 02/01/16 02/01/17 02/01/18 02/01/19 Argo Voce Peers Proxy Peers IR Peers Voce Proxy IR Period ARGO Peers Peers Peers 1 Year 126.1% 106.8% 100.0% 103.0% 3 Year 154.3% 152.7% 146.6% 144.9% 5 Year 220.6% 222.0% 198.9% 196.7% Argo’s TSR is not materially different from its peers Argo has appreciated in - line with its peers, as rising markets, activism and a boom in insurance M&A have put a bid under the entire sector +121% Argo +122% Voce Peers +99% Proxy Peers +97% IR Peers Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion M&A / Activist Spec Most representative and functionally equivalent

47 voce capital 1 - Year TSR Bridge More than 100% of Argo’s recent stock returns have come from expansion of its P/BV multiple, while actual book value per share has shrunk over that period of time 27.1% 3.0% (4.0%) 26.1% (10.0%) (5.0%) -- 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% Book Value P / BV Multiple Share repurchases / Dividend Total Shareholder Return TSR Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

48 voce capital 0.60x 0.70x 0.80x 0.90x 1.00x 1.10x 1.20x 1.30x 1.40x 1.50x Feb-14 Feb-15 Feb-16 Feb-17 Feb-18 P / BV Multiple Median Argo Historical BV Multiples Median: 0.98x Low: 0.71x Current: 1.28x Source: Capital IQ Most of Argo’s P/BV expansion is due to speculation of M&A and Voce’s activism January 22, 2018 AIG announces acquisition of Validus March 5, 2018 AXA announces acquisition of XL Group August 22, 2018 Hartford announces acquisition of Navigators August 28, 2018 Apollo announces acquisition of Aspen September 13, 2018 ChinaRe announces acquisition of Chaucer February 4, 2019 First Voce public disclosure Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Feb - 19

49 voce capital Historical Discount to Peers Argo’s historical discount to the multiple of its peers is persistent and ongoing Median: 40% 0% 10% 20% 30% 40% 50% 60% 70% 80% 2/1/2014 2/1/2015 2/1/2016 2/1/2017 2/1/2018 2/1/2019 Peer Median Discount Median Discount Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Source: Capital IQ

50 voce capital Prior to this contest, Argo itself frequently bemoaned its valuation discount Argo Investor Presentation (2/15/17) Argo Investor Presentation (11/12/18) Argo Investor Presentation (2/9/16) Screenshots from Argo’s old investor presentations Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

51 voce capital (USD in millions, except per share data) Technical Capitalization Fundamental Tact. USD % of Price 2/1/19 52W Equity Book EV/Revs Earnings Book 2018 Growth Div. Conc. Price High Value Value 2019E 2020E 2019E 2020E Value ROE EPS Rev. Yield Own. Peers Kinsale Capital Group, Inc. $58.22 90% $1,266 $264 1.0x 0.9x 26.1x 23.3x 4.79x 13.5% 12% 15% 0.5% NA The Navigators Group, Inc. $69.84 98% $2,080 $1,187 0.8x 0.8x 20.9x 17.9x 1.69x 2.8% 17% 3% 0.4% 11.6% RLI Corp. $66.16 83% $2,970 $807 0.9x 0.8x 29.1x 26.5x 3.65x 7.7% 10% 5% 2.8% NA Selective Insurance Group, Inc. $62.28 93% $3,724 $1,792 0.6x 0.6x 15.3x 14.3x 2.05x 10.2% 7% 5% 1.3% NA The Hanover Insurance Group, Inc. $113.62 86% $4,874 $2,955 0.6x 0.6x 14.0x 12.5x 1.63x 8.0% 12% 6% 2.1% NA W. R. Berkley Corporation $51.82 96% $9,984 $5,438 0.8x 0.8x 20.1x 18.5x 1.75x 11.8% 9% 3% 2.7% 20.6% James River Group Holdings, Ltd. $38.50 89% $1,169 $709 0.8x 0.8x 14.3x 13.9x 1.65x 9.1% 2% 3% 3.1% NA Arch Capital Group Ltd. $29.74 95% $12,197 $8,660 1.8x 1.8x 12.1x 11.2x 1.40x 8.7% 8% 2% 0.0% 11.6% AXIS Capital Holdings Limited $55.29 91% $4,621 $4,255 0.9x 0.9x 10.6x 9.8x 1.09x 0.0% 8% 2% 2.9% NA Markel Corporation $1,060.29 86% $14,755 $9,081 1.2x 1.1x 27.0x 25.9x 1.50x -1.4% 4% 3% 0.0% NA Median $60.25 90%NA $4,173 $2,373NA 0.9x 0.8x 17.7x 16.1x 1.67x 8.3% 8% 3% 1.7%NA 11.6% Mean $160.58 91%NA $5,764 $3,515NA 0.9x 0.9x 18.9x 17.4x 2.12x 7.0% 9% 5% 1.6%NA 14.6% Argo $66.01 94% $2,238 $1,747 0.8x 0.8x 16.4x 14.9x 1.23x 3.6% 10% 5% 1.6% NA Peer valuations Despite its stock appreciation, Argo still trades at the bottom of its peer set because its ROE is also at the bottom Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Source: Capital IQ

52 voce capital 43.4% 148.1% 48.5% 21.0% 29.1% 27.7% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 1-Year 3-Year 5-Year Adelphia S&P 500 TSR isn’t everything… 87.1% 65.1% 52.5% 27.8% 24.1% 24.8% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 1-Year 3-Year 5-Year Tyco S&P 500 Tyco’s TSR vs. Market Prior to Downfall Adelphia’s TSR vs. Market Prior to Downfall Troubling corporate governance practices should be a flashing red light – gains may be unsustainable or even subject to rapid reversal Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Assessing Argo’s Long - Term Performance 1. Total Shareholder Return 2. Return on Equity 3. Argo’s Peers

54 voce capital 18.1% 13.9% 12.9% 11.6% 9.8% 8.2% 7.6% 7.4% 6.7% 6.6% 5.7% 5.3% 4.8% -- 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% KNSL RLI ACGL WRB VR SIGI AXS JRVR THG NAVG ARGO MKL AHL Argo’s inferior Return on Equity Argo ROE History Peer Group 10 Year Average ROE Commentary ▪ ROE is the operating and financial metric for insurance companies ▪ Despite constantly moving and lowering the goal posts, Argo has achieved its own ROE target once in the past decade ▪ Argo has failed to cover its cost of capital – meaning it is destroying shareholder value ▪ While there are undeniably puts and takes in any given year ( e.g. , cat losses) over an entire decade a company’s ROE performance should be very representative of its current earnings power ▪ Argo remains at the bottom of its peer set on ROE – explaining its relative valuation discount 7.9% 5.4% (5.3%) 3.5% 9.3% 11.4% 9.8% 8.5% 2.8% 3.6% (8.0%) (6.0%) (4.0%) (2.0%) -- 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Avg: 5.7% Avg: 9.4% Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

Long-term failure to meet own ROE targets

	CEO Watson's Commitments to Shareholders	Reality
2008	▪ Reaffirms 13-15% ROE *(1Q08 Earnings Call, 5/6/08)*	✖ 2008 ROE was 4.6% ✖ Backed away from target range by end of year
2009	▪ Asserts that "double-digit ROE" was achievable for 2009 *(4Q08 Earnings Call, 2/13/09)*	✖ 2009 ROE was 7.9% ✖ Asked investors to focus on 10% as "more realistic than a 15% ROE"
2011	▪ Reintroduces long-term goal of 12% vs. previous target of 15% due to "current economic environment" *(2Q11 Earnings Call, 8/5/11)*	✖ 2010 ROE was 5.4% ✖ 2011 ROE was (5.3%) ✖ 2012 ROE was 3.5%
2014	▪ Moves goalposts, sets new target of "700 basis points over the risk-free rate" *(3Q14 Earnings Call, 10/31/14)* ▪ Rationale for this novel target / hurdle has never been explained	✖ 2014 ROE was 11.4%, the only year within the past 10 that a double-digit ROE was achieved, ironically
2015-2018	▪ Makes the "700 bps+" a "long-term ROE target" that Argo is "moving towards" *(most recently 4Q18 Earnings Call, 2/12/19)*	✖ Even using Argo's novel "700 bps+" goal, Argo only once narrowly achieved this in 2015, and missed it by >600 bps in 2017 and 2018 ✖ BVPS actually shrunk in 2018

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56 voce capital ROE is much more important than BVPS Argo’s preference for “Book Value Per Share” is understandable given its inability to generate ROE, but misguided Industry Standard: Return on Equity Argo’s Preferred Measure: BVPS ▪ Return on equity is the key metric for insurance companies – Unifies both operational (expenses) and capital (equity) analysis ▪ Majority of Argo’s peers incorporate ROE in their compensation methodology ▪ Focusing on ROE aligns management incentives with those of shareholders ▪ ROE is empirically predictive of P / BV multiple ▪ Argo is a significant outlier – Only 4 of Argo’s 12 peers ignore ROE – Similar to Argo, these companies generally have inferior ROEs (median 2018 ROE = 5.4%, hence preference for BVPS) – Companies typically use BVPS growth for only a portion of comp and it is measured long - term – Argo’s LTIP only measures 1 - year BVPS growth – Median BVPS growth target of peers using BVPS: 11.0% (Argo = 7.0%) ▪ Argo likely prefers BVPS because it rarely meets its own ROE targets ▪ BVPS as the sole metric can incentivize bad behavior – Capital hoarding – Not closing / divesting unproductive business – Over - reserving – No penalty for expense laxity ▪ Growing book value when not covering cost of capital is value destructive Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

57 voce capital Return on Equity Benchmarking Argo’s anemic ROE explains its long - term valuation discount, and improving ROE is the only pathway to sustainable increase in value KNSL NAVG RLI SIGI THG WRB JRVR ACGL AXS MKL ARGO R² = 0.664 -- 1.00x 2.00x 3.00x 4.00x 5.00x 6.00x 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% P / BV ROE Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Annual GAAP ROE Avg. Current 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 ROE P/BV KNSL 28.0% 21.6% 16.2% 11.1% 13.5% 18.1% 4.79x NAVG 8.5% 8.5% 3.1% 7.6% 7.1% 9.9% 7.6% 7.3% 3.4% 2.8% 6.6% 1.69x RLI 12.2% 15.8% 16.0% 13.0% 15.5% 16.2% 16.5% 14.0% 12.5% 7.7% 13.9% 3.65x SIGI 4.7% 6.8% 2.1% 3.5% 9.6% 11.7% 12.4% 10.8% 10.4% 10.2% 8.2% 2.05x THG 8.8% 6.2% 1.3% 1.8% 9.5% 10.4% 11.6% 2.4% 7.4% 8.0% 6.7% 1.63x WRB 9.3% 12.2% 10.2% 12.4% 11.6% 14.5% 11.0% 12.5% 10.5% 11.8% 11.6% 1.75x JRVR 2.2% 9.1% 6.4% 7.8% 10.8% 6.3% 9.1% 7.4% 1.65x ACGL 22.9% 20.0% 9.7% 12.2% 13.5% 14.6% 8.9% 10.9% 8.0% 8.7% 12.9% 1.40x AXS 10.3% 16.2% 0.2% 9.7% 13.1% 14.8% 11.5% 9.0% (8.6%) 0.0% 7.6% 1.09x MKL 7.3% 9.0% 4.3% 6.9% 5.4% 4.4% 7.6% 5.4% 4.0% (1.4%) 5.3% 1.50x VR 22.1% 10.5% 0.4% 10.8% 13.3% 13.0% 10.3% 9.8% (1.8%) AHL 16.3% 9.9% (4.7%) 8.6% 10.0% 11.3% 9.9% 5.7% (11.9%) (7.8%) ARGO 7.9% 5.4% (5.3%) 3.5% 9.3% 11.4% 9.8% 8.5% 2.8% 3.6% 5.7% 1.23x

Assessing Argo’s Long - Term Performance 1. Total Shareholder Return 2. Return on Equity 3. Argo’s Peers

Argo understates peer TSRs by excluding acquired companies

Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

Proxy Peers

2014	2015	2016	2017	2018
Allied World	Allied World	Allied World	Allied World	Allied World
American Financial	American Financial	American Financial	American Financial	American Financial
Amlin	Amlin	Amlin	Amlin	Amlin
Arch Capital Group	Arch Capital Group	Arch Capital Group	Arch Capital Group	Arch Capital Group
Aspen Insurance	Aspen Insurance	Aspen Insurance	Aspen Insurance	Aspen Insurance
Axis Capital	Axis Capital	Axis Capital	Axis Capital	Axis Capital
Beazley	Beazley	Beazley	Beazley	Beazley
Catlin Group	Catlin Group	Catlin Group	Catlin Group	Catlin Group
Endurance	Endurance	Endurance	Endurance	Endurance
HCC Insurance	HCC Insurance	HCC Insurance	HCC Insurance	HCC Insurance
Hiscox	Hiscox	Hiscox	Hiscox	Hiscox
Markel	Markel	Markel	Markel	Markel
RLI	RLI	RLI	RLI	RLI
Renaissance Re	Renaissance Re	Renaissance Re	Renaissance Re	Renaissance Re
Validus	Validus	Validus	Validus	Validus
W.R. Berkley	W.R. Berkley	W.R. Berkley	W.R. Berkley	W.R. Berkley
		AmTrust Financial	AmTrust Financial	AmTrust Financial
		Navigators	Navigators	Navigators (TSR: +137%)
				Alleghany
				Enstar
				James River
				ProAssurance
				Selective Insurance

Argo excludes Navigators, even though it is __still publicly-traded__

Black	Proxy peer from prior year
Blue	Newly-Added
Green	Announced M&A
Grey	Acquired

9 out of Argo's 18 Proxy peers used in the last 5 years have either been acquired or have announced M&A (excluding the 5 added in 2019 due to M&A)

	M&A Date	Share Price 2/1/14	Share Price Takeout	Total Return
Amlin	Feb-16	£4.18	£6.85	85%
Catlin Group	May-15	£5.28	£6.93	50%
HCC	Oct-15	$42.91	$78.00	88%
Allied World	Jul-17	$34.31	$47.85	68%
Endurance	Mar-17	$52.39	$93.00	91%
Aspen	Feb-19	$38.90	$42.75	21%
Validus	Jul-18	$35.92	$68.00	116%
AmTrust	Nov-18	$16.14	$14.75	4%

The specialty insurance space is very acquisitive and Argo's Proxy Peer TSRs are understated as Argo chose to exclude the returns of acquired companies

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60 voce capital 222% 188% 138% 137% 125% 119% 106% 101% 97% 75% 66% 39% 13% 12% (7%) (50%) -- 50% 100% 150% 200% 250% KNSL SIGI THG NAVG WRB JRVR AFG RLI MKL Y ACGL AXS GBLI HALL PTVC.B Argo’s selective peering Peer Group 5 Year TSR (Voce Peer and Argo IR Self - Selected Peers) Voce Peers Median 122% Argo IR Peers Median 97% Both direct Argo competitors with very similar business mix and NAVG was a recent Argo proxy peer Argo’s recent decision to insert many of these peers, some of whom are not in Argo’s self - selected proxy peers, is noteworthy; they are all under - performers relative to the overall group median and to Argo itself; Argo also excluded JRVR from its 5 year TSR Voce peer group additions Argo peer group additions Common peers Argo TSR 121% Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

61 voce capital Musical peers: Argo uses different peer groups Argo has a separate peer group from its Proxy Peers to benchmark its operating performance and TSRs for investors; companies added to this group were generally small, sub - scale underperformers Argo’s Investor Presentation Peers (3/4/19) Added company different From Argo’s Proxy Peers Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Equity Book P / 2018 Ticker Company Value Value BV ROE Y Alleghany $9,422 $7,693 1.11x 0.5% AFG American Financial $8,451 $4,970 1.63x 10.3% ACGL Arch Capital $12,197 $8,660 1.40x 8.7% AXS AXIS Capital $4,621 $4,255 1.09x 0.0% GBLI Global Indemnity $476 $629 0.68x -8.4% HALL Hallmark Financial $178 $256 0.67x 4.1% JRVR James River $1,169 $709 1.65x 9.1% MKL Markel $14,755 $9,081 1.50x -1.4% PTVC.B Protective Insurance $275 $356 0.71x -8.8% RLI RLI Corp. $2,970 $807 3.65x 7.7% SIGI Selective Insurance $3,724 $1,792 2.05x 10.2% THG Hanover $4,874 $2,955 1.63x 8.0% WRB W. R. Berkley $9,984 $5,438 1.75x 11.8% Average $5,623 $3,661 1.50x 4.0% Median $4,621 $2,955 1.50x 7.7% Average of Added Peers $1,451 $1,049 0.92x -1.3% Median of Added Peers $376 $493 0.70x -2.2%

62 voce capital Why would Argo include these companies? ▪ Almost 80% of insurance revenues are reinsurance related ▪ Alleghany Capital segment includes assets such as specialty machine tool manufacturer, custom trailers and truck bodies for moving and storage industry and a toy and entertainment and musical instrument company ▪ 20%+ insider owned company ▪ Embedded annuity business makes it less comparable ▪ Writes less than 1/3 of Argo’s net premiums (~$500mm) ▪ Over 50% of premiums are in Personal and Reinsurance ▪ < 20% of shares outstanding are considered in the public float given insider and controlling ownership ▪ Writes only ~$360mm of net premiums, or just over 20% of Argo’s ▪ 25% of business is personal lines and standard commercial segment ▪ Writes only ~$430mm of premiums, < 25% of Argo’s ▪ Non - voting Class B share structure Public trading benchmarks ▪ Significant differences in market cap ▪ 3 of the 5 trading meaningfully below book value ▪ Large differences in business mix ▪ Technical trading discounts Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion USD % of Price 2/1/19 52W Equity Book EV/Revs Earnings Book 2018 Growth Div. (USD in millions, except per share data) Price High Value Value 2019E 2020E 2019E 2020E Value ROE EPS Rev. Yield Alleghany Corporation $639.06 97% $9,422 $7,693 NA NA 16.7x NA 1.11x 0.5% NM NM 0.0% American Financial Group, Inc. $94.66 79% $8,451 $4,970 1.0x 0.9x 10.9x 10.6x 1.63x 10.3% 3% 5% 3.3% Global Indemnity Limited $33.76 79% $476 $629 NA NA NA NA 0.68x -8.4% NM NM 3.0% Hallmark Financial Services, Inc. $9.87 85% $178 $256 0.7x 0.6x 9.6x 8.2x 0.67x 4.1% 17% 7% 0.0% Protective Insurance Corporation $18.53 72% $275 $356 NA NA NA NA 0.71x -8.8% NM NM 6.0%

Opportunity #1: Revitalize Corporate Governance

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

Revitalize Corporate Governance: Summary

1 Over-tenured and concentrated Board

- The same Big 5 directors have on average almost 20 years' tenure
- The Big 5 wield almost all of the Board's power
- No retirements: last Director to leave Board died in office at age 79 (also after 20 years on Argo Board)
- Board has demonstrated an unwillingness or inability to oversee and hold CEO Watson accountable over a very long period

2 Lack of alignment

- Limited stock ownership by independent directors and inveterate insider selling betray a lack of confidence in Argo's prospects and a stark misalignment with stockholders
- Pledging policy further reduces alignment

3 Entrenchment

- Recent Board appointments made during discussions with Voce were reactive and invalid under the Company's Bye-laws and Bermuda law

4 Poor governance processes

- Bermuda law limits shareholder rights and protections
- Staggered Board, limiting accountability
- Voting mechanics put shareholders at a disadvantage

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

1 *Over-tenured and controlling Board*

Who are the Big 5?

Director	Years on Argo Board[1]	Additional Overlapping Years at Titan Holdings	Current Employment	Comment
F. Sedgwick Browne	20		NA	Chair of Risk & Capital Committee (since its creation in 2017); member of Audit Committee and Nom & Gov Committee in all of last 10 years
John R. Power, Jr.	19		The Patrician Group	Chair of HR Committee (7 of last 10 years); member of Audit Committee, HR Committee, Nom & Gov Commtitee in all of last 10 years
Hector De Leon	16	5	De Leon & Washburn	Member of Audit Committee, HR Committee, and Executive Committee* in all of last 10 years
Mural R. Josephson	15		NA	Chair of Audit Committee (9 of last 10 years); member of Audit Committee in all of last 10 years
Gary V. Woods	19	6	McCombs Enterprises	Chairman of the Board and member of HR Committee, Investment Committee, Nom & Gov Committee and Executive Committee* in all of last 10 years
Average	**18**	**6**		
Mark E. Watson III	20	6	Argo	Member of Investment Committee, Risk & Capital Committee, and Executive Committee*

THE INSURANCE Insider

"Six of the 13 incumbent directors have been on the board since August 2007, when Argo formed following the merger of equals between specialty insurer Argonaut Group and reinsurer PXRE Group. Most of the six had also served on the boards of either Argonaut or PXRE for six to eight years prior to the merger. This points to a possible domination of the board's judgements and decisions by the group of long-serving members. This hypothesis further grows in strength when the average tenure of directors on the remaining seats of Argo Group's board is added to the consideration. . . . [T]his creates potential for unwanted subordination, hierarchy and cosy relationships, as well as occurrence of social proof, conservativism and other related biases on the board that may hurt its objectivity and eventually lead to decisions that fall short of shareholders' best interests." – *Insurance Insider (4/9/19)*

*Executive Committee was removed from Argo's 2019 Proxy Statement

1. Years on Argo Board include time served on the Board of PXRE for Mr. Browne (8 years) and Mr. Josephson (3 years) prior to its merger with Argonaut in 2007

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66 voce capital ▪ Mr. Woods removed from Nominating and Corporate Governance Committee after more than 10 straight years ▪ Mr. Bradley made Chair of Nominating and Corporate Governance Committee, first change in Chair since 2014, which was the first year a Chair of the committee was disclosed ▪ Executive Committee abolished, after more than 10 straight years of existence and no change in composition Argo’s Proxy Statement attempts to mask its Board Committee concentration issues with superficial tweaks in response to our letter 2019 Proxy Statement Dated 3/26/19 Over - tenured and controlling Board Window dressing A Voce’s 2/25/19 Letter ▪ “While the Board will likely tout its recent Director appointments, each of them were allowed only one committee assignment and none chairs a committee” B ▪ “Mr. Woods is the Board’s Chairman, but he also sits on four other committees (more than any other Director), and just for good measure is also the Chairman of the Nominating Committee” C ▪ “Messrs. De Leon and Woods comprise the Executive Committee, along with Mr. Watson” 1 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

1 *Over-tenured and controlling Board*

Death Grip

	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
Audit Committee										
#1	**Josephson [C]**	**Josephson [C]**	**Josephson [C]**	**Josephson [C]**	**Josephson [C]**	**Josephson**	**Josephson [C]**	**Josephson [C]**	**Josephson [C]**	**Josephson [C]**
#2	--	--	--	--	--	El-Hage [C]	--	--	--	--
#3	Maresh	--	--	--	--	--	--	--	--	--
#4	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**
#5	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**
#6	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**
#7	--	--	Nealon	Nealon	Nealon	Nealon	Nealon	Nealon	--	--
#8	--	--	--	--	--	--	--	--	--	Bradley
Human Resources Committee (i.e., Compensation Committee)										
#1	**Power [C]**	**Power [C]**	**Power [C]**	**Power [C]**	**Power [C]**	**Power**	**Power**	**Power**	**Power [C]**	**Power [C]**
#2	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**
#3	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**
#4	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	--	--
#5	Cash	Cash	Cash	Cash	Cash	Cash [C]	Cash [C]	Cash [C]	Cash	--
#6	--	--	--	--	Tonelli	Tonelli	--	--	--	--
#7	--	--	--	--	--	**Josephson**	--	--	--	--
Investment Committee										
#1	--	Tonelli	Tonelli	Tonelli	Tonelli	Tonelli [C]	Tonelli [C]	Tonelli [C]	Tonelli [C]	Tonelli [C]
#2	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**
#3	Cash	Cash	Cash	Cash	Cash	Cash	Cash	Cash	Cash	--
#4	Watson	Watson	Watson	Watson	Watson	Watson	Watson	Watson	Watson	Watson
#5	--	El-Hage	El-Hage	El-Hage	El-Hage	El-Hage	--	--	Ramji	Ramji
Nominating and Corporate Governance Committee										
#1	**Woods**	**Woods**	**Woods**	**Woods**	**Woods**	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods [C]**	-- (A)
#2	--	--	--	--	--	--	--	--	--	Bradley [C] (B)
#3	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**	**Power**
#4	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**	**Browne**
#5	--	--	--	--	--	--	--	Tonelli	Tonelli	Tonelli
Risk & Capital Committee										
#1	--	--	--	--	--	--	--	--	**Browne [C]**	**Browne [C]**
#2	--	--	--	--	--	--	--	--	Lehane	Lehane
#3	--	--	--	--	--	--	--	--	Nealon	Nealon
#4	--	--	--	--	--	--	--	--	Tonelli	Tonelli
#5	--	--	--	--	--	--	--	--	Watson	Watson
Executive Committee										
#1	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods [C]**	**Woods**	**Woods**	**Woods**	**Woods**	-- (C)
#2	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	**De Leon**	-- (C)
#3	Watson	Watson	Watson	Watson	Watson	Watson	Watson	Watson	Watson	-- (C)

vocecapital

Bold: Big 5

67

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

❷ *Lack of alignment*

Rampant insider selling

Buy / Sell History Last 10 Years [1]

	Purchases		Sales			Common Shares Owned [2]	
Person	**Shares**	**Most Recent**	**Shares**	**Most Recent**	**Net Sold**	**Shares**	**%**
Board of Directors							
Gary V. Woods	23,000	Dec-17	40,561	Aug-18	17,561	61,174	0.2%
Mark E. Watson III	82,915	Aug-10	659,018	Mar-19	576,103	610,418	1.8%
F. Sedgwick Browne	3,060	May-11	30,928	Nov-18	27,868	16,195	0.0%
Mural R. Josephson			35,299	Dec-18	35,299	8,048	0.0%
John R. Power, Jr			48,461	Aug-18	48,461	9,964	0.0%
John H. Tonelli			10,630	Aug-18	10,630	13,919	0.0%
Hector De Leon			30,077	Aug-18	30,077	14,925	0.0%
Dymphna A. Lehane						--	--
Kathleen A. Nealon			10,894	Nov-18	10,894	13,355	0.0%
Thomas A. Bradley	2,000	Aug-18			(2,000)	2,000	0.0%
Al- Noor Ramji						--	--
Total Directors	110,975		865,867		754,892	749,998	2.2%
Independent Directors	**28,060**		**206,849**		**178,789**	**139,580**	**0.4%**

Source: Company Form 4, 2018 Proxy

1. Includes open market acquisitions, sales to meet tax obligations, open market dispositions and sales netting for the option exercise price
2. Beneficial ownership less SARs and RSUs

- Nearly 8x as much sale of stock vs open market purchases
- Independent directors have sold more than 50% of granted stock and options
- Argo attempts to exclude net shares sold after stock option exercises or to fulfill tax obligations – highly misleading and inaccurate

Argo's initial proxy trading history was deficient and failed to disclose several insider transactions – not corrected until the definitive proxy

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Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

❷ *Lack of alignment*

Argo understates pledging and its risks

- The Board's allowance of pledging half of beneficial ownership is concerning
- The Board's disclosure of inside ownership is misleading because it reports shares gross of pledging, materially overstating ownership
- CEO Watson's pledging has been substantial – must measure in relation to vested common stock ownership, which is the only equity that can actually be pledged
- Previous examples where CEO pledging has been disastrous for shareholders include Chesapeake, Valeant and WorldCom

Mark E. Watson III Ownership & Pledging Activity

	2012	2013	2014	2015	2016	2017	2018	Average Since '12
Reported Ownership	687,508	654,873	744,170	1,063,731	995,880	1,011,138	1,187,634	906,419
Reported Pledged Shares [1]	150,000	123,600	118,600	130,460	--	120,000	165,031	115,384
Pledged as a % of Reported Ownership	21.8%	18.9%	15.9%	12.3%	--	11.9%	13.9%	13.5%
Less: SARs, Unvested Shares	363,512	340,643	417,352	771,488	507,799	521,948	577,216	499,994
Actual Common Ownership	**323,996**	**314,230**	**326,818**	**292,243**	**488,081**	**489,190**	**610,418**	**406,425**
Pledged as a % of Actual Common	**46.3%**	**39.3%**	**36.3%**	**44.6%**	**--**	**24.5%**	**27.0%**	**31.2%**

1. Pledging of shares was not disclosed prior to 2012

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Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

③ *Entrenchment*

Argo's behavior demonstrates entrenchment

Action	Reaction
▪ Voce requests meeting with management multiple times during research process	▪ Argo never responds and later disowns previous IR modes of communication (e.g., "unmonitored email box")
▪ Voce requests meeting again after becoming shareholder	▪ Argo puts Voce through several hoops before making executives available
▪ Voce schedules meeting with Chairman to discuss "corporate governance" concerns after indicating it may seek changes to "Board composition, which could include the nomination of director candidates"	▪ Argo attempts to appoint two new directors days before the governance meeting, filling the Board to capacity, despite only shareholders being permitted by Company Bye-laws to fill such vacancies ▪ No legacy directors retire
▪ Voce sends detailed public letter to shareholders chronicling misuse of corporate assets at Argo, including corporate funding and ownership of CEO's personal website	▪ Argo admits to taking down "personal" website within hours of Voce letter ▪ Argo provides shareholders with few responses – clever, hair-splitting denials that aren't credible ▪ Grounds corporate air force – but for how long? ▪ Board has been silent as to what steps, if any, it has taken to investigate
▪ Voce criticizes leadership and composition of key Committees, especially Human Resources (i.e., "Compensation"), in 2/25/19 letter ▪ Voce challenges housing, travel and aircraft abuse	▪ 3/26/19 Proxy Statement makes marginal changes: – Claims to have eliminated CEO Housing and Travel allowances despite no change in contract vs. prior Employment Agreement – Altered or abolished Board Committees – Altered language around corporate aircraft

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Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

3 *Entrenchment*

Reactive and Dysfunctional Nomination Process

- On 2/5/19, Voce requested a meeting with Argo's Board explicitly to discuss our corporate governance concerns
  - Our 13D filing on 2/1/19 specified that we intended to discuss "corporate governance, including management and Board composition, which could include the nomination of director candidates for election to the Board"
- Despite having scheduled a meeting with us in NYC for 2/27/19, Argo's Board unilaterally attempted to expand the size of its Board from 11 to 13 by appointing 2 new Directors
  - Prior to even hearing our concerns
  - Failed to adequately disclose key information such as Director class assignments
  - No retirements announced
- Argo's Bye-laws limit Board appointments to "casual vacancies" only – meaning death or resignations between AGMs
  - Otherwise, only shareholders can fill empty seats
- At the time of Liss and Latham appointments there were no casual vacancies for the Board to fill. Only remaining vacancies were from expiration of prior Directors' terms

Argo's Bye-Laws Sec. 22 (6)

"The Directors shall … have the power … to appoint any Person as a Director to fill a casual vacancy on the Board. . ."

The Insurance Insider

"Argo Group, facing criticism from Voce Capital… appointed two board members….Adding additional friendly directors is one strategy corporate executives can use to thwart or diminish the influence of activists or other outside voice." – *Insurance Insider (2/26/19)*

***Munster v. Cammell Co.* (1882) 21 Ch. D 183**

"What is the meaning of the expression "any casual vacancy"? "Any casual vacancy," in my judgment, is any vacancy in the office of directors arising . . . otherwise than by the retirement in rotation."

Director Bradley took the last "casual vacancy," which was created by Director Cash's death

We believe that Argo's two recent purported Board appointments were blatant attempts at entrenchment – and also were legally and facially invalid

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72 voce capital Entrenchment Director - Gate: Zzz zz ▪ Voce’s counsel TWICE advised Argo’s counsel that Voce would agree to confirmatory interviews of any Voce Nominee Argo agreed to place on its Board – A similar email was sent by Voce’s counsel on March 4, 2019 ▪ This is customary practice in activism and in Voce’s experience “exploratory” interviews are unproductive “fishing expeditions” ▪ In the prior 5 years, Voce has entered into 7 different cooperation agreements with its portfolio companies that resulted in Board appointments – In EVERY instance, Voce’s nominee was interviewed by the Board after a framework for settlement was agreed upon by the parties – And EVERY one of those Nominees was subsequently added to the Board without issue ▪ Voce’s distrust of Argo’s Board and its process has been corroborated by the fact that the Board claims in its Proxy Statement to have UNANIMOUSLY opposed EVERY Voce removal proposal and EVERY Voce Nominee 3 “Our client . . . strongly believes that meaningful engagement requires constructive dialogue by the Board with Voce to address Voce’s myriad concerns with Argo, including its corporate governance . As previously stated, in the absence of agreement between the parties to resolve these concerns, interviewing Voce’s Nominees at this time is premature . We also reiterate that Voce’s Nominees, all of whom are substantial and highly - experienced individuals, have already provided all disclosure and information required by the applicable securities laws and the Company’s organizational documents, which requirements are extensive . As it has done in every previous situation, Voce will make available for customary, confirmatory interviews any Nominee that the Board has agreed with Voce to appoint to the Board . ” – Voce’s Counsel ( 3 / 22 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

73 voce capital Provision Comments Argo ▪ Election of Directors ▪ Staggered Board ▪ Director election voting ▪ Majority voting with no carve - out for contested elections ▪ No cumulative voting ▪ Shareholder actions ▪ No consent solicitation allowed ▪ No ability to amend Bye - laws ▪ Domicile ▪ Under Bermuda law, Directors’ only fiduciary duty is to the Company , not shareholders “ [A] poorly designed majority voting standard can be used to entrench a board rather than increase its accountability . . . . [S]ix of every seven companies with a majority vote standard . . . therefore include a carve - out for a plurality standard in contested elections , ensuring that the nominees with the most shareholder support will be elected . . . . [I]n an election where some seats are not filled by a nominee receiving majority support, the incumbent board itself has the ability to appoint which incumbents will holdover in those chairs, regardless of how many votes those appointees received relative to other incumbents or the dissident nominees . . . . [W] ithout the carve - out, these companies effectively raised the bar for shareholder efforts to replace directors, ‘protecting’ the incumbent directors in precisely the situation where there was actual risk of removal . ” – ISS Special Situations Research, “Majority Voting as a Potential Entrenchment Device” ( 11 / 17 / 15 ) “Bermuda law follows the English common law principle that such [Common Law] duties are owed to the company and not individual shareholders . ” ‒ International Comparative Legal Guides 4 Poor governance processes Hostile Governance Profile Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

74 voce capital Governance: Recommended “Starter Kit” for New Board ▪ Remove 5 legacy Directors and replace with fully - independent Directors ▪ Reconstitute all Committees, adding new members and Chairs ▪ Launch independent investigation into issues raised by our February 25 letter – Specifically provide for it to be able to obtain independent legal advice separate and apart from regular Company counsel ▪ Rescind invalid Liss and Latham appointments – if Nominating Committee wishes to fill those two seats, must be done at next AGM or at an EGM for this purpose and approved by shareholders ▪ Conduct a comprehensive assessment, with the help of an outside consultant, of the Board’s corporate governance and the effectiveness of each individual Director and every committee ▪ Commit to recommend and put to a vote at the 2020 Annual Meeting a binding proposal to immediately de - stagger the Board (not a multi - year phase - out) so that all Directors must stand for reelection every year beginning in 2020 (the first year possible) ▪ Establish a plurality carve - out to majority voting in contested elections ▪ Prohibit pledging and hedging by Directors & Officers “One tempting way to think about the sensational letter sent to Argo’s investors by activist investor Voce Capital is to dismiss it as an amusing but inconsequential sideshow from an external investor that doesn’t get the uniqueness of our market . . . . But I think this is wrong . It should be seen as a warning shot across the bow of the entire Bermuda (re)insurance industry . . . . [D] espite the business changes, the industry’s corporate governance practices appear to have lagged what is appropriate for the more mature phase of its industry lifecycle . ” ‒ Insurance Insider ( 2 / 26 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Opportunity #2: Executive Compensation “You might want to know that rather than cutting his own expenses, [Watson’s] putting unachievable cost cutting measures on the underwriting staff and has targeted them cutting expenses 1 % better than plan . You might want to make some enquiries about the ‘business trip’ he made to Mexico not so long ago in his personal chariot, all at the expense of Argo . ” ‒ Current Argo employee email to Voce, April 10 , 2019

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

Executive Compensation: Summary

1. **Severely compromised "Human Resources" (*i.e.*, Compensation) Committee**
   - Argo's Compensation Committee is stale and ineffective
   - Same 4 key members have controlled Compensation Committee for 10+ years (and its 3 current members have been there for >16 years)
2. **Excessive CEO compensation**
3. **Flawed compensation structure**
   - Focused on "Book Value Per Share" rather than ROE
   - Unambitious targets (Meet budget, 7% year-over-year BVPS growth vs. peer median target of 11%)
   - Permits Committee too much discretion (Individual Performance Modifier can make up for missed targets)
   - Utilize wrong peer set
4. **Improper CEO benefits**
   - Excessive, lavish perquisites
   - ~$28 million Golden Parachute (>1% of Company's entire equity value)
   - Unreimbursed personal use of corporate assets, including aircraft and housing

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77 voce capital Watson’s gratuitous November 2018 Employment Agreement is very revealing as it was awarded to him by the Compensation Committee prior to knowledge that Voce was scrutinizing Argo’s practices November 5, 2018 Agreement Details Current Human Resources Committee Tenure (Years) ▪ Human Resources Committee agreed to a 5 - year employment agreement with CEO Watson in November 2018 (pre - Voce involvement) ▪ Base salary increased to $1.2 million , the highest of all Voce Peers and among the highest in Argo’s self - selected Proxy Peers and IR peers ▪ For early termination by Company without “Cause,” CEO Watson’s unvested equity awards would continue to vest as if no termination had occurred – AND 2x base salary + target cash bonus as severance ▪ After 5 year agreement expires, CEO Watson continues to be entitled to vesting of any unvested equity awards – even if he leaves the Company ▪ In a change of control, CEO Watson’s “Golden Parachute” would be $28,387,706 ▪ CEO Watson’s total compensation vs. the median of all Argo employees more than doubled to 67:1 in 2018 from 29:1 in 2017 Compromised Compensation Committee CEO Watson’s egregious employment agreement 18 19 16 Woods Power De Leon Years as Chair -- 15 -- 1 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

1 Compromised Compensation Committee

History of Munificence: CEO comp over time

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

2007 Agreement

- 3.5 Year Term
- $1mm Base Salary
- $2.9mm Bermuda relocation payments
- $360k Housing Allowance
- $40k Home Leave Allowance

2010 Agreement

- 3.6 Year Term
- $1.0mm Base Salary
- $3.0mm Retention Bonus (Cash)
- $360k Housing Allowance
- $40k Home Leave Allowance
- $48k Education

2013 Agreement

- 5 Year Term
- $1.0mm Base Salary
- No mention of "Allowances" though these continued to be paid, as disclosed by Argo's Proxy Statements

2018 Agreement

- 5.2 Year Term
- $1.2mm Base Salary (12% Raise vs. Base set 2/18/14) effective immediately
- No mention of "Allowances," consistent with 2013 Agreement, when they continued to be paid

2015 Proxy

$1.07mm Base Salary (7% Raise vs. 2013 Agreement) effective 2/18/14, only ~3 months after signing his new 5-year Employment Agreement

2019 Proxy

Argo claims "in conjunction with the renegotiation and renewal of Mr. Watson's employment agreement in November of 2018, the Board determined that Mr. Watson would no longer be eligible to receive housing and home leave and travel allowances effective 1/1/19" – WHEN was decision actually made?

Human Resources (i.e., Compensation) Committee

	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018
#1	Power [C]	Power [C]	Power [C]	Power [C]	Power [C]	Power [C]	Power [C]	Power	Power	Power	Power [C]	Power [C]
#2	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon	De Leon
#3	Woods	Woods	Woods	Woods	Woods	Woods	Woods	Woods	Woods	Woods	Woods	Woods
#4	--	--	Browne	Browne	Browne	Browne	Browne	Browne	Browne	Browne	--	--
#5	--	Cash	Cash	Cash	Cash	Cash	Cash	Cash [C]	Cash [C]	Cash [C]	Cash	--
#6	--	--	--	--	--	--	Torelli	Torelli	--	--	--	--
#7	--	--	--	--	--	--	--	Josephson	--	--	--	--
#8	McLoughlin	McLoughlin	--	--	--	--	--	--	--	--	--	--

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79 voce capital CEO Base Salary CEO Total Compensation CEO Watson’s compensation is excessive in our opinion, regardless of peer set Excessive CEO compensation Most recent CEO pay Voce Peers Proxy Peers Investor Pres. Peers Voce Peers Proxy Peers Investor Pres. Peers $12.1B $9.5B $5.6B Equity Market Cap as of 2/1/19 2 $8.5B Note: Argo CEO Compensation based on $1.2 million Base Salary and 2018 disclosure of all other compensation Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

80 voce capital 2015 Long-Term Incentive Awards 2015 LTI Target Award BVPS Modifier Individual Modifier Performance Modified Grant Date Fair Value Name + % Applied to 50% of Target Amount + +/-25% of Target Amount = Mark E. Watson III $ 1,557,813 -50% $ (389,453) 25% $ 389,453 $ 1,557,813 Jay S. Bullock $ 397,030 -50% $ (99,258) 20% $ 79,406 $ 377,179 Kevin J. Rehnberg $ 377,755 -50% $ (94,439) 20% $ 75,551 $ 358,867 Axel Schmidt $ 354,086 -50% $ (88,522) 25% $ 88,522 $ 354,086 Flawed compensation structure Misaligned Compensation No Concept of ROE in LTIP Committee has repeatedly used discretion to circumvent plan targets ▪ The Committee has discretion over the individual modifier which can adjust up or down 100% the LTI award while the BVPS hurdle only applies to 50% of the award ▪ In 2015, the reported BVPS was suspiciously 4.0%, exactly meeting the already recently lowered hurdle. But the individual modifier brought CEO’s compensation back to the target award ($1.6mm) ‒ By Voce’s math, the BVPS just met the minimum hurdle by ~$0.7mm that year ▪ Even worse, in 2017 the BVPS growth was a tepid 4.7%, but as a result of the Committee’s discretionary modifier, the award was actually higher than the target ▪ Rather than incorporating ROE into the compensation structure, the LT incentive plan is based on BVPS ‒ For peers that use BVPS growth, the median hurdle is 11% ‒ Only 4 out of 12 peers ignore ROE in its compensation methodology ▪ Argo’s BVPS hurdle was 8% with a minimum payout at 5% until 2013 when it was lowered to 7%, with a minimum payout at 4% ‒ Consider the Company’s stated LT ROE target of Risk free + 700 bps (or 9%+) 2017 Long-Term Incentive Awards 2017 LTI Target Award BVPS Modifier Individual Modifier Performance Modified Grant Date Fair Value Name + % Applied to 50% of Target Amount + +/-25% of Target Amount = Mark E. Watson III $ 1,569,333 -38% $ (298,173) 25% $ 392,333 $ 1,663,493 Jay S. Bullock $ 420,000 -38% $ (79,800) 15% $ 63,000 $ 403,200 Jose Hernandez $ 600,000 -38% $ (114,000) 15% $ 90,000 $ 576,000 Kevin J. Rehnberg $ 450,000 -38% $ (85,500) 20% $ 90,000 $ 454,500 Axel Schmidt $ 333,300 -38% $ (63,327) 15% $ 49,995 $ 319,968 Source: Company Proxy Statements 3 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

81 voce capital Improper CEO benefits Housing and Travel: Yet Another CEO Gratuity ▪ In 2007, CEO Watson was paid $2,900,000 to relocate to Bermuda – This consisted of “a relocation allowance of $1,500,000” AND – An “additional payment of $1,400,000” which Argo’s Proxy Statement described as “ $1,400,000 in connection with the signing of his employment agreement and agreement to Argo Group’s request that he and his family move to Bermuda” ▪ Nevertheless, from 2007 - 2018, CEO Watson was paid an additional $2,781,327 in allowances for “housing” and “home travel leave” 1 ▪ Argo’s corporate housing program is likely more expensive than believed – We believe Mr. Watson resides in Company - rented housing in Bermuda – Argo has a long - term lease on an exotic waterfront villa (including a yacht dock) known as “The Jungle”, where government records indicate Mr. Watson resides – Watson – Argo duplex penthouse in NYC ▪ Argo’s housing disclosures are incomplete – Argo does not disclose the address or location of any of its leased properties anywhere in its filings – this is highly unusual and has the effect of concealing the existence and extent of corporate - owned housing – Curiously, Argo’s 2019 Proxy Statement (3/26/2019) says that “In conjunction with the renegotiation and renewal of Mr. Watson’s employment agreement in November of 2018, the Board determined that Mr. Watson would no longer be eligible to receive housing and home leave and travel allowances effective January 1, 2019” and fails to disclose the date the Board actually made that determination – The Agreement itself, signed in November 2018, makes no mention of this change – Voce’s February 25, 2019 letter was highly critical of Mr. Watson’s housing benefits – Shareholders are entitled to know when and why the Board suddenly rescinded this benefit after 12 years of paying it 1. Includes the associated “tax gross - up” paid by the Company to him to cover the income taxes he would have otherwise owed for these benefits 4 “Given Argo's (lack of) response to Voce's expense concerns and the recent proxy disclosure of CEO Mark Watson's housing ( $ 72 , 000 ) and home leave and travel ( $ 18 , 000 ) allowance removals - which appears to be more than offset by Mr . Watson's $ 130 , 000 base salary increase (New : $ 1 . 20 million ; Prior : $ 1 . 07 million) - lends some credence to Voce's claims of weak expense management oversight . ” – Chris Campbell, KBW ( 4 / 7 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

82 voce capital Compensation: Recommended “Starter Kit” for the New Board ▪ Reconstitute the leadership and membership of the Compensation Committee – Engage a new compensation consultant – Review the compensation peer set ▪ Amend CEO employment agreement ▪ Pay for performance – Eliminate 100% time - based vesting – Set competitive and ambitious targets for hurdles on performance - based compensation – Reduce impact of qualitative judgment of the committee for performance based compensation – Tie short - term compensation plans to ROE and long - term compensation plants to TSR ▪ Continue to prohibit all personal use of Company assets, and actually enforce existing policies and the Code of Conduct ▪ Prohibit any pledging or hedging of shares Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Opportunity #3: Reduce Expenses “Dear Voce, Been watching your Argo battle with interest . Your detailed review of the expense pattern of Argo and the Board Composition (all friends of his dad), has been right on point . His abuse of expenses has been going on for 15 years, thank you for finally pointing it out . ” ‒ Former Argo Senior Executive email to Voce, March 25 , 2019

84 voce capital Expense Reductions: Summary ▪ Argo’s expenses significantly exceed its peers ▪ Investment portfolio expense manipulation ▪ Argo’s claims that it has significantly reduced underwriting expenses are false – much of the overhead has been shifted into investment expense ▪ Underwriting expense ratios are heavily tracked and monitored by investors ▪ Investment expense is only disclosed annually in SEC filings and less likely to draw investor scrutiny because investment income is usually presented net of expenses ▪ Corporate expense excess ▪ Terminate wasteful spending to support the CEO’s lifestyle and hobbies ▪ Freeze expansion of corporate offices and explore terminating significant leases ▪ Run - off lines opportunity Normalizing Argo’s expense ratio to that of its peer average implies a $100M expense opportunity (half of which we have already identified) 2 3 1 4 “[F] urther value could be extracted from more rigorous expense management at Argo . Argo has been operating at an expense ratio that is highest in comparison to both Bermudian peers and US specialty peers excluding RLI Corp . ” ‒ Insurance Insider ( 2 / 19 / 19 ) “[W]e are not entirely certain on whether or not the significant corporate expense reduction in 2018 is a recurring reduction or it has been achieved by one - time items and a shift of some expenses to subsidiaries . ” – Bijan Moazami , Compass Point ( 3 / 19 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

85 voce capital Expenses exceed peers Argo’s OUE lags its peers 17.2% 17.3% 17.3% 15.5% 14.5% 23.0% 22.2% 22.2% 24.1% 21.6% -- 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 2014 2015 2016 2017 2018 Peer Median Argo ▪ Other Underwriting Expenses (“OUE”) includes all other expenses (excluding Acquisition Costs and Losses) such as management, consulting arrangements, travel & entertainment and employees ▪ Argo’s OUE ratio has consistently underperformed its peers and represents its largest opportunity for improvement ▪ Argo has a worse average OUE ratio than every single one of its peers ▪ Bringing Argo OUE expenses in line with peers would potentially yield ~$100mm in savings Underwriting and Other Expenses Peer Avg: 16.4% Argo Avg: 22.6% 1 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

86 voce capital $280 $380 $0 $50 $100 $150 $200 $250 $300 $350 $400 Peers Argo Implied OUE based on 5 Year Avg. OUE Ratio Sources of Value Creation $100mm Expense Opportunity OUE Ratio 16.4% 22.6% Expenses exceed peers Significant expense savings opportunity $4 0.2% $20 0.9% $16 0.7% $60 2.7% $100 4.6% Expense Savings ROE Impact Run Off Savings Corporate Expense Investment Expenses Additional OUE 1 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

87 voce capital Expenses exceed peers Reasonable other expense opportunity Aspen Cost Saving Financials ▪ In October 2017, close Argo peer Aspen Insurance Holdings announced a cost savings program of approximately $80mm per year ▪ Voce believes a $60mm additional OUE reduction is reasonable relative to Aspen’s announced plan 2016 2017 Net Earned Premiums $2,637 $2,307 OUE $490 $502 OUE Ratio 18.6% 21.8% Run-Rate Savings ($80) ($80) Savings as % of Total OUE 16.3% 15.9% Pro Forma OUE $410 $422 Pro Forma OUE Ratio 15.5% 18.3% Argo Comparison 2017 2018 Net Earned Premiums $1,572 $1,732 OUE $380 $374 OUE Ratio 24.1% 21.6% Run-Rate Savings ($60) ($60) Savings as % of Total OUE 15.8% 16.0% Pro Forma OUE $320 $314 Pro Forma OUE Ratio 20.3% 18.1% 1 “The program is the result of a rigorous bottom up operational review of our organization which balanced both risks and rewards . The planned actions are highly achievable and will enable our underwriters to focus more of their time on client and broker facing activities rather than on routine and duplicative tasks . The majority of the expected savings will benefit our Insurance segment where we continue to build on the business line assessment we conducted in 2016 and the drive to improve profitability . As a result of this program, we believe Aspen will be a more nimble organization with faster decision - making ability, a competitive expense ratio and the ability to serve our clients even better than we do today . ” ‒ Aspen CEO ( 10 / 26 / 17 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

88 voce capital ▪ Argo’s slight reductions in OUE correspond with its spike in investment expense ▪ In addition to being significantly above its peer group’s investment expense ratio (more than 3x) , Argo is currently more than 2x its own historical expense ratio from 2010 – 2014 ▪ We believe that additional corporate overhead may be concealed here and provides further opportunity for expense reduction ▪ Investment expenses were restated in 2015 10 - K , increasing 2013 and 2014 investment expense by ~50% ▪ In our meetings with management, CEO Watson and CFO Bullock admitted that the change in expense was due to a change to how it allocates CEO Watson’s time – Incredibly, CEO Watson claims to now spend over 30% of his time on the investment portfolio 20.0% 20.5% 21.0% 21.5% 22.0% 22.5% 23.0% 23.5% 24.0% 24.5% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 2014 2015 2016 2017 2018 Investment Expense OUE Investment expense manipulation Hiding expenses by shifting them into investments 2 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

89 voce capital 0.16% 0.16% 0.16% 0.15% 0.15% 0.24% 0.39% 0.47% 0.62% 0.50% -- 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 2014 2015 2016 2017 2018 Peer Median Argo Peer Avg: 0.16% Argo Avg: 0.44% Argo ‘10 – ‘14 Avg: 0.22% Investment Expenses as % of Investment Portfolio Investment expense manipulation Investment expenses growing faster than assets 2 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion 10 Year 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 CAGR Investment Portfolio $4,334 $4,215 $4,148 $4,201 $4,081 $4,097 $4,108 $4,320 $4,743 $4,787 1.0% Investment Expense $9.4 $8.3 $9.4 $9.2 $9.4 $9.8 $16.1 $19.7 $28.2 $23.7 9.7% % of Investment Portfolio 0.19% 0.22% 0.22% 0.23% 0.24% 0.39% 0.47% 0.62% 0.50% Net Investment Income $125.8 $133.6 $125.8 $118.8 $119.2 $106.1 $88.6 $115.1 $140.0 $133.1 0.6%

90 voce capital ▪ Argo’s investment portfolio expenses have skyrocketed , growing much faster than its assets ▪ There are no logical explanations for this: – Argo’s portfolio is neither larger nor more complex than others’ – Its expenses are already net of a third - party management fees ▪ Bringing Argo’s investment expenses in line with peers would yield $16mm in savings Investment expense manipulation $16 million immediate expense opportunity 2 Investment Assets ($B) $4.8 $22.3 $1.9 $2.2 $6.0 $15.0 $0.6 $8.3 $7.8 $10.8 $19.2 $3.7 $18.8 $8.1 0.50% 0.30% 0.24% 0.21% 0.20% 0.19% 0.18% 0.12% 0.11% 0.10% 0.09% 0.08% 0.02% 0.15% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% Argo ACGL JRVR RLI SIGI KNSL AXS THG AHL VR NAVG MKL WRB Peer Median Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

3 *Corporate expense excess*

Corporate expense opportunities – ~$20 million

Corporate aircraft

- Under pressure from Voce, the Company has now confirmed it "maintains fractional leasehold interests and a term lease in private aircraft"
- We believe the term lease to be a Gulfstream 5 (Tail #N17ND), and the fractional leasehold interests to be an Embraer 300 and Bombardier 5000
- Voce estimates that based on the prior 3 years of flights, the Gulfstream 5 alone is costing almost $3 million annually (and prior to lease payments)

Sponsorships

- Vanity corporate sponsorships believed to generate little benefit and primarily for CEO's amusement
- Includes Formula E racing, America's Cup team, Argo's Gold Cup and Vestas 11th Hour Racing competing in the 45,000 nautical mile Volvo Ocean race
- Company claims of premiums generated around the sponsorships must take into account the net underwriting margin (<5%) of those premiums to calculate the true ROI

Other

- CEO compensation
- Audit fees in 2018 of $7.4mm vs. Aspen's latest fees of $4.4mm
- Corporate apartments in NYC, Bermuda, Miami…

COMPASS POINT
RESEARCH & TRADING, LLC

"[T]here are significant upside opportunities in reducing corporate expenses. . . . While many of corporate expenses such as public company cost as well as CEO and CFO salaries exist in any corporate structure, ARGO can further reduce its corporate overhead by consolidating leases, cancel corporate sponsorships, reduce usage of expensive corporate jet etc." – *Bijan Moazami, Compass Point (3/19/19)*

We believe these opportunities represent at least $20 million in additional expense savings

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

4 *Run-off opportunity*

Run-off overview

Overview

- Argo run-off lines segment includes:
  - Outstanding liabilities associated with discontinued lines previously underwritten by their insurance subsidiaries, such as those arising from liability policies dating back to the 1960s, 1970s and into the 1980s
  - Risk management policies written by a business unit that has since been sold to a third party
  - Other legacy accounts previously written by their reinsurance subsidiaries
- Argo could and should have put the impact of run-off behind it years ago
- Argo has had unfavorable reserve development in each of the last 8 years, resulting in a cumulative drag to pre-tax profits of nearly $100 million
- Voce believes a potential sale of the run-off business would be accretive to ROE by 0.6%, even with a $50mm write-off

Pro Forma Impact of Potential Sale

	Current	PF Changes	Pro Forma
Balance Sheet (6/30/18)			
Reserve for Losses	$4,655	($178)	$4,477
Cash + Cash Equivalents	$622	($228)	$394
Book Value of Equity	$1,747	($50)	$1,697
Income Statement (2018)			
Net Premiums Earned	$1,732	(0)	$1,731
Loss Expense	$1,041	(12)	$1,029
Loss Ratio	60.1%		59.4%
Acquisition Expense	$280	--	$280
% of Premiums	16.2%		16.2%
Underwriting and Other	$374	(4)	$370
% of Premiums	21.6%		21.4%
Investment Income	$133	(8)	$125
Net Income	$64	$6	$70
Return on Equity	**3.6%**	**0.56%**	**4.1%**

Historical Drag on Earnings


2012
2013
2014
2015
2016
2017
2018
$ --
($5.0)
($10.0)
($15.0)
($20.0)
($25.0)
($30.0)
($35.0)
--
0.5%
1.0%
1.5%
2.0%
2.5%
Underwriting Loss
Drag on Combined Ratio

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93 voce capital ▪ Reinsurers offer multiple options to solve the issue, with the most likely solution being a Loss Portfolio Transfer ̶ Any buyer of the portfolio operates in a $550B worldwide market – a highly accepted and proven process ̶ The reinsurer would have the assets and solvency to pursue different, higher yielding investments with the funds represented by the reserves ̶ The reinsurer would also possess specialist case management capabilities in order to settle cases within what was reserved ▪ Recent 4/16/19 example: Zurich Financial / Enstar ($500 million) ▪ Potential counterparties for such a transaction include ▪ Likely pricing ̶ The reinsurer would accept the existing ~$180 million reserve and related obligations ̶ The reinsurer would probably charge an additional premium to offset the risk of further adverse development (estimating $50mm) Run - off opportunity Run - off resolution options 4 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

94 voce capital Expense ROE Opportunity Summary In aggregate, expense opportunities represent a 460 bps ROE improvement 5.7% 7.6% 10.3% 0.2% 0.9% 0.7% 2.7% -- 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% LT ROE Run-off Sale (OUE) Identified Corporate Expenses Investment Expense Immediate ROE Opportunity Additional OUE Opportunity Expense Adj. ROE Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

95 voce capital Expenses: Recommended “Starter Kit” for the New Board ▪ Immediately announce intention to pursue “low - hanging expense fruit” – $40 million of identified savings – Terminate all yachting, racing and similar sponsorships – Align investment portfolio expenses with those of peers – Divest “run - off” portfolio ▪ Establish expense reduction program to bring OUE in - line with peer set – Sell / terminate corporate aircraft arrangements – Sell / terminate corporate housing ▪ Explore early lease terminations/consolidations of office locations (especially NYC) ▪ Review vendor relationships ▪ Auction corporate art collection ▪ Reform executive compensation “The complexity of insurance and heavy regulation of the industry long kept activists at bay . . . . But the tide is changing now thanks to certain business trends – an abundance of capital, ample M&A opportunities, and lacklustre returns . For many insurers, corporate expenses have run high, creating an easy entry point for an activist to swoop in . ‘This is a very inefficient industry . It does have a legitimate expense problem,’ Meyer Shields, an analyst with Keefe, Bruyette & Woods . . . . Bermuda insurers in particular could be ripe for the picking on that count . ” ‒ Insurance Insider ( 4 / 2 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Opportunity #4: Reallocate Capital “Thank you for exposing the excessive waste at the CEO level at Argo . As a long - time Argo employee I have been disgusted by the total disregard for the hard - working employees on the front lines . Inspired by your open letter to shareholders, I wanted to make sure you are investigating ARIS Title Insurance . This business unit is nothing but a dumping ground for corporate allocations . The business presents itself as ‘the global authority on legal title risks in the fine art and collectibles market’ however it only exists to allow our CEO to travel the world on a corporate jet at the company’s expense (in my opinion) . … [A]s an employee and shareholder, my recommendation would be to shut down this business unit immediately . How can you justify these results? ” ‒ Argo employee letter to Voce, March 15 , 2019

97 voce capital Capital Allocation: Summary ▪ Top - to - bottom review of individual business lines is essential ▪ Even within attractive US segment, Voce has identified individual business lines that are questionable; Argo must conduct a complete review of all business lines ▪ Conduct an independent capital reserve study to evaluate a partial release of excess domestic reserves ▪ Investment portfolio re - allocation ▪ Reduce exposure to riskier, and more volatile, alternative assets ▪ Shift fixed - income portfolio to better align assets and liabilities ▪ Consider 100% outsourced model ▪ Eliminate and liquidate “Argo Ventures” ▪ Strategic review of international business ▪ Poor long - term track record of managing international business ▪ Opportunity to divest international business and refocus capital on strong US segment 2 3 1 4 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

1 Business line review

ARIS Title Insurance: Why does it exist?

Summary	Comp
Culture	Expenses
Business	Capital
Performance	Opportunity
Governance	Conclusion

In our view, in the same way that Argo's allocation of its sponsorship and charitable dollars have been skewed by the CEO's aspirational lifestyle, so too have some of its business decisions

Corporate Structure

- Argo Parent Bermuda
- Argo Re Ltd. Bermuda
- Argo Irish Holdings I Bermuda
- Argo Financial Holdings UC Ireland
- Argo Group US, Inc. Delaware
- ARIS Title Ins. Co NY

THE WALL STREET JOURNAL.

"A person familiar with Argo's thinking said….Art Basel…relates to the company's art-title business." (2/25/19)

2018 Entity Financials

- Gross written premium : $207,758
- Net written premium: $20,776
- Net Income: ($531,866)
  - Losses: $130,368
  - Operating Expense: $430,749
  - Net Investment Income: $9,080

2013 – 2018 Direct Entity Financial Stats

- Only $1,464,673 of written premiums
- Total expenses of $5,154,748
  - $491,647 of "travel related expenses"
  - $402,149 of "rent"
  - $2,582,434 of "legal and auditing expenses," significantly more than the $1,673,843 personnel costs

If this entity / line of business exists under these circumstances, then what else could a thorough review of all subscale entities / lines of business uncover?

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99 voce capital US reserves Excess reserve opportunity Prior Year Favorable Reserve Development / Average Loss Reserves US 1.0% 1.5% 1.3% 1.4% 2.3% 2.2% 1.3% 2.0% 1.8% 0.9% -- 0.5% 1.0% 1.5% 2.0% 2.5% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Avg: 1.6% ▪ Argo’s US business has had a long history of favorable prior year reserve development ̶ Has averaged 1.6% of average loss reserves over the last 10 years ▪ Voce believes that the Board should commission a reserve study to evaluate whether there is a capital reserve opportunity ̶ Approximately $70 million could potentially be released ̶ Would still allow Argo to average half its average favorable reserve development (0.8% annually) ̶ 0.8% applied to US loss reserve of $2.5B over estimated US liability duration of 3.5 years ̶ Assumes run - off sale has occurred and is no longer a drag on consolidated reserve development ▪ This conservative assumption is significantly below the conclusions reached by several industry analysts (see next page) 2 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

100 voce capital US reserves Others also view Argo as over - reserved 2 “We performed a reserve analysis using information available in ARGO’s 2018 Form 10 K . We believe the company’s $ 2 . 6 billion in loss reserves are about $ 151 million redundant . That adds up to an average of 8 . 3 % of each line’s reserves … . We compare payout patterns of each accident year to its historical average . If an accident - year is paying out faster than historical average, we consider it deficient . Vice versa, an accident year paying out slower than historical average is considered redundant . We calculate overall deficiency/(redundancy) by calculating what reserves would be if payouts would have been at historical level . ” – Bijan Moazami , Compass Point ( 3 / 19 / 19 ) “[W]e estimate that ARGO’s analyzable aggregate GAAP loss reserves (excluding run - off lines) were overstated at year - end 2018 (about $ 1 . 56 /share, or 3 . 0 % of its YE 18 BVPS of $ 51 . 43 ) . . . . With the modest exception of Specialty Admitted – Liability, we estimate strong redundancies across Argo’s U . S . segment, led by Excess & Surplus Liability … which have developed favorably in each of the last seven years . . . . Beyond E&S, we estimate its second - largest source of U . S . reserve redundancies is in Specialty Admitted Specialty (surety and inland marine), where each of the last six years has developed favorably . ” ‒ Christopher Campbell, Keefe Bruyette & Woods ( 03 / 12 / 19 ) “We estimate the loss reserves of ARGO’s U . S . - domiciled subsidiaries were 10 % redundant at YE 17 . ” ‒ Robert Farnam , Boenning & Scattergood ( 10 / 2 / 18 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion $188mm $108mm

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

3 Investment portfolio re-allocation

De-risk investment portfolio

- Argo's investment portfolio is over-allocated to "alternative" investments
  - Almost 25% is in alternatives such as private equity and hedge funds, elevating volatility
  - Argo invests in the funds of CEO Watson's insurance industry friends, such as Aquiline Capital Partners – further concentrating insurance risk rather than diversifying it
- Argo's liabilities and assets are mismatched
  - Argo's fixed income asset portfolio duration is shorter than that of its liabilities
  - Argo should be neutral – it has no basis for making a proprietary or contrarian call on rates
  - Voce believes there's at least a $5 million annual opportunity in improved yield by matching the bond portfolio duration with current liability duration
- Argo should also consider shifting to a 100% outsourced model rather than spending time and resources attempting a proprietary investment strategy

BOENNING & SCATTERGOOD

"ARGO's total investment results are more volatile than the overall P&C industry, partially due to a higher-than-average investment allocation to equities and alternative investments." (10/2/18)

COMPASS POINT RESEARCH & TRADING, LLC

"Despite a liability tail of over 4 years, investment portfolio duration is only 2.4 years, a significant mismatch that brings down the investment income as compared to other insurers." (1/15/19)

KEEFE, BRUYETTE & WOODS
A Stifel Company

"[CFO] Bullock expects Argo's investment portfolio's short duration, which at 2.5 years is significant below its 4-year claims duration, will likely remain relatively constant…,which partly contributes to its peer ROE underperformance…" (3/19/19)

William Blair

"Argo's bond portfolio duration is only 2.5 years compared with 3 to 4 years for most peers." (8/7/18)

Like almost everything else at Argo, we believe its investment portfolio has been influenced by the CEO's personal relationships and pet projects, resulting in undue amounts of risk

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Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

3 *Investment portfolio re-allocation*

Individual Condo "Investment Properties"?

Overview

- Voce uncovered 3 Miami uber-luxury condominiums purchased by Argo subsidiary AGI Properties in 2014 – 2015 – the same entity that owns the Watson-Argo NYC penthouse
  - Over $15 million purchase price
  - Voce estimates ~$350,000 annual expense related to property taxes, HOA fees and insurance
- Argo will not answer whether executives ever use these properties
  - High intensity of Argo's G-5 activity and Watson family personal activity in Miami
- The Setai website describes "[b]reathtaking views of the Atlantic Ocean [that] can be enjoyed from the floor-to-ceiling glass windows…." *Does this sound familiar?*
- Given at least two of the three condos appear to be available to rent on Zillow, what kind of return is Argo generating from these supposed investment assets?

Photos of Argo's Miami Condos in Setai Resort & Residences:








The Setai

Voce believes that, even if Argo demonstrates the properties were exclusively for income generation and not for internal use, acquiring three Miami luxury condo properties in the same building represents a terrible capital allocation decision and is very risky from a diversification standpoint, especially given Argo's high exposure to P&C catastrophe losses

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103 voce capital Eliminate “Argo Ventures” Eliminate Argo Ventures Argo’s venture capital arm – a dedicated team investing in highly - valued technology start - ups – is yet another example of the triumph of dilettantism over economic reality at Argo Argo has no “Midas Touch” as an Angel Investor; it can obtain whatever digital technology it requires by purchasing it as a customer Current Portfolio Commentary “We've invested alongside some of our venture capital partners, some of the leading funds in the world in artificial intelligence businesses that look to automate data entry that we can apply in our own business ; tech - enabled brokerages with whom we can test our automatic pricing technology ; and companies in emerging categories, such as crypto and blockchain in order to stay close to these types of markets and technologies . Our latest investment in a leading crypto currency payment processor allows us to potentially partner with the leader in the space, monitor how insurance and crypto currency continues to evolve and helps us assess opportunities to engage . This investment does not directly harness the risk of any individual crypto currency, and has the potential to generate a strong return on invested capital on a stand - alone basis at the same time” – CEO Watson, 4 Q 17 Earnings Call ( 2 / 14 / 18 ) Bitcoin payments Cyber Security ($4.5M Oct. 2018) POS Terminal Data Automation Middle East Personal Finance ($8M Jan 2019) 2 Other Stealth Investments (Tech enabled Commercial Insurance and Financial Guaranty Business) 4 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Canadian Personal Finance Blockchain Funding Platform eCommerce Product Protection Plans

104 voce capital Strategic review of international business Contrasting business profitability contribution Argo’s US business contributes a significant portion of the consolidated entity’s profitability; International and Run - Off represent a drag on the overall ROE “Crown Jewel” US “Step - Child” International “Orphan” Run - Off Runoff Premiums $0 Loss Expense $12 UAE $4 Underwriting Profit ($16) Investment Income $8 Net Fee Income Interest Expense ($2) Pretax ($9) Negative ROE US 2018 Net Earned Premiums $1,079 Loss Expense $628 UAE $355 Underwriting Profit $96 Net Investment Income $83 Net Fee Income ($1) Interest Expense ($16) Pre-Tax Profit $161 Tax 6.1% ($10) Net Income $152 ROE 15.2% International Net Earned Premiums $653 Loss Expense $400 UAE $246 Underwriting Profit $6 Net Investment Income $33 Net Fee Income $3 Interest Expense ($9) Pre-Tax Profit $33 Tax 6.1% ($2) Net Income $31 ROE 3.9% 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

105 voce capital Strategic review of international business International: Long - term underperformance International Segment Combined Ratio (Total underwriting expenses and losses) 95.8% 104.1% 144.6% 96.6% 93.3% 90.8% 91.1% 95.4% 117.5% 99.0% 80.0% 90.0% 100.0% 110.0% 120.0% 130.0% 140.0% 150.0% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Combined Ratio 10-Year Average Over the last 10 years, Argo’s International Segment has averaged a Combined Ratio of 103% and has lost $85mm cumulatively, despite serial restructurings and re - underwritings 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Average: 102.8%

106 voce capital Strategic review of international business International: Enough excuses What CEO Watson Said What Actually Happened (CEO Watson quotes) “Results were disappointing relative to where we believe this business has the potential to perform . . . repositioning our Lloyd’s book . . . Last week, we announced the appointment of Julian Enoizi as the new CEO of Heritage” ( 5 / 6 / 09 ) “[P] ainful but necessary steps to reshape our portfolio, especially in our syndicate . . . still have a lot of work to do . ” ( 2 / 18 / 11 ) “[L] icensed to underwrite insurance in Brazil . . . We’re very excited about the potential we see in that market . . . I’m proud of the platform we are building . ” ( 2 / 15 / 12 ) “ When we were thinking about Brazil it was 5 years ago … At the time, Brazil was growing high - single digit ; insurance as a percent of GDP was growing almost twice as fast . ” ( 2 / 13 / 14 ) “How challenging it is to participate in the Lloyd’s market . . . wrote a bit more business in the market than we should have . . . . 80 % of our property CAT risk now is supported by third - party capital at one of our syndicates at Lloyd’s . ” ( 2 / 14 / 18 ) ▪ Lloyds / London Market ▪ Dubai, Brazil “ In Heritage we gain an established Lloyd’s franchise with approximately $ 800 million of controlled premium in this syndicate, 54 % of which is backed by Heritage capital . . . Heritage has a track record of generating 20 % to 25 % return on capital . ” ( 8 / 8 / 08 ) “Significant in our Lloyd’s operation, however, is that we believe our arms are now around the things that were creating volatility . . . Much more confident the Syndicate will perform in line with our expectations going forward . ” ( 8 / 5 / 11 ) “Whole account quota share reinsurance transactions at our Lloyd‘s business . . . . will free up capital, which can be deployed to better return opportunities . ” ( 2 / 7 / 13 ) “We’ve been very vocal about the need for scale to effectively compete in this market and the acquisition of Ariel Re provides us with much - needed scale . ” ( 2 / 14 / 17 ) Argo bought its Lloyd’s business in 2008, re - underwrote it for 3 years, then did a WAQS transaction to get it behind them, and promptly wrote a bad book of business that they dumped on capital providers “During the quarter we opened our office in Dubai, the world’s fastest growing financial center . ” ( 11 / 4 / 11 ) “ US . . . almost 2 / 3 of our business . . . remainder is primarily underwritten in either London or in Bermuda ; and then to a lesser extent, Continental Europe, Dubai, Singapore and Brazil . ” ( 2 / 13 / 19 ) International investments beyond Lloyd’s have yet to bear meaningful fruit 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

❺ *Strategic review of international business*

Even within Lloyds, very different profiles

Syndicate 1910

	2017	2018
Gross Written Premium	$439.5	$469.0
% Growth		6.7%
Net Earned Premium	$184.9	$183.4
% Growth		(0.8%)
Loss / LAE	$111.2	$129.8
Loss Ratio	60.1%	70.8%
Acquisition Costs / DAC	$40.6	$52.4
Acquisition Expense Ratio	22.0%	28.6%
OUE	$27.6	$21.6
OUE Ratio	14.9%	11.8%
Reinsurance Commission	($21.3)	($29.4)
% of Ceded Premium	13.5%	14.9%
Other Expenses	$46.9	$44.7
Expense Ratio	25.4%	24.4%
Underwriting Income	$26.8	$8.9
Underwriting Margin	14.5%	4.8%
NII	$2.3	$4.0
Other	$1.5	($2.7)
Pre-tax Profit	**$30.7**	**$10.2**

Syndicate 1200 (Consolidated)

	2017	2018
Gross Written Premium	$712.1	$759.2
% Growth		6.6%
Net Premiums Earnings	$488.9	$508.9
% Growth		4.1%
Loss / IAE	$446.1	$344.8
Loss Ratio	91.2%	67.8%
Acquisition Costs / DAC	$171.4	$171.6
Acquisition Expense Ratio	35.1%	33.7%
OUE	$26.7	$31.6
OUE Ratio	5.5%	6.2%
Reinsurance Commission	$ --	$ --
% of Ceded Premium	--	--
Other Expenses	$198.1	$203.2
Expense Ratio	40.5%	39.9%
Underwriting Income	($149.2)	($34.9)
Underwriting Margin	(30.5%)	(6.9%)
NII	$1.5	$6.7
Other	$3.0	($18.0)
Pre-tax Profit	**($144.7)**	**($46.3)**

- Syndicate 1200 continues to suffer from poor acquisition expense ratios
- Lack of reinsurance commissions exacerbates their combined ratio issues and offers immediate expense ratio opportunity
- As a result there are stark differences in profitability

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108 voce capital Strategic review of international business Attractive assets, poorly run business Several of Argo’s larger peers have recognized that they lack competitive advantage internationally and have either avoided international (e.g., W. R. Berkley) or successfully monetized their assets and retrenched to a domestic focus (e.g., The Hanover Group) Voce believes Argo has done nothing to demonstrate that it is qualified to manage a successful international business… …Yet its International assets might be much more valuable in the hands of a skilled operator ▪ Serial “re - underwriting” of book – ~5x in five years ▪ Inflexible, sticky cost structure – Lloyd’s fixed costs very high – High - cost locales with larger peers exiting Dubai (e.g., Zurich Insurance Group) ▪ Subscale ▪ Continuous leadership changes ▪ Questionable acquisitions ( Ariscom ) ▪ Failure to capture attractive business locally ▪ Expensive and distracting for a small company ▪ Lloyds – Offers immediate international diversification for buyers with limited access to overseas markets – Offers immediate access to North America for companies unable to buy or receive licenses in the US (e.g., Chinese insurers) – Potential to add incremental Lloyds capacity for existing international operators ▪ ArgoGlobal – Malta license allows for post - Brexit European access ▪ Brazil – Unique local requirements for retention of minimum overall net premiums could make this business attractive to a buyer who needs Argo’s high net premium % lines of business ▪ Argo Insurance Bermuda – Could be attractive as part of the US business or to a third party 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

109 voce capital Strategic review of international business Selected precedent international transactions ▪ Recent relevant data point for potential interest in international business Year Acquirer Target Book Value Price P/BV 2018 $651 $950 1.46x 2018 $9,850 $15,150 1.54x 2018 $3,500 $5,560 1.59x 2017 $417 $604 1.45x 2016 $260 $325 1.25x 2015 $2,208 $5,300 2.40x 2016 $1,267 $1,900 1.50x 2015 $3,417 $4,100 1.20x Average 1.55x Median 1.48x 5 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Summary | Comp
Culture | Expenses
Business | Capital
Performance | Opportunity
Governance | Conclusion

5 Strategic review of international business

US stand-alone opportunity

Even at a below market 1.2x P / BV multiple, selling the international business would be accretive to the ROE of the remaining US-focused entity

Transaction Summary

2018A International Book Value	$743
Memo: Segment ROE	3.9%
Acquisition P / BV Multiple	1.2x
Transaction Value	$891
Embedded Gain	$149

Uses

	%	$
Potential Taxes	3.3%	$30
Retained Capital	11.2%	$100
Share Repurchase Program	85.4%	$762

Transaction Summary

Book Value	2018	Pro Forma Sale Adj.	2018PF	Buyback Adj.	2018PF
US	$1,004	$891	$1,895	($762)	$1,134
International	$743	($743)	$ --		$ --
Run-off / Reserve Adj.		($119)	($119)		($119)
Total	**$1,747**	**$30**	**$1,776**	**($762)**	**$1,015**

Pro Forma Profitability (US only business)

Earning Premiums		$1,079
Loss Expense		$628
UAE		$355
Underwriting Profit		$96
Corporate Expenses		($20)
Net Investment Income		$92
Net Fee Income / Other		($1)
Interest Expense		($21)
Pre-Tax Segment Profit		$146
Taxes	20%	($29)
Net Income		**$117**
ROE		11.5%
ROE (2018 Argo Tax Rate)		*13.5%*

COMPASS POINT
RESEARCH & TRADING, LLC

"US operation of Argo generates and ROE of 15.3%, more than twice the corporate entity. Argo's US domestic operation is a gem. While ARGO, as a corporate entity, generated an ROE of 6.3% in 2018, the company's US operation, by our calculation, generated returns that were more than twice as large, or 15.3%." – *Bijan Moazami, Compass Point Research (3/19/19)*

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111 voce capital Capital Allocation Opportunity Summary In aggregate, capital allocation opportunities represent a 320 bps ROE improvement 10.3% 11.4% 13.5% 0.3% 0.5% 0.2% 2.2% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% Expense Adj. ROE Other Run-off Reserve Release Bond Portfolio Capital Adj. ROE International Sale US Centric ROE Opportunity Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

Opportunity Summary

113 voce capital Improving Argo’s ROE is a prerequisite to re - rating its valuation “We believe the company has the right mix of business for the market at hand (predominantly specialty insurance), that its core E&S business is a valuable franchise, and that ongoing investments in digital capabilities and emerging growth markets across the globe will pay dividends down the road . However, until we see a path to modest upside from the projected 8% 2019 ROE, we view ARGO as fairly valued, currently trading at 1 . 3 x book value and 16 . 5 x 2019 E EPS . To become more constructive on the shares, we would like to be able to identify a catalyst that will improve ROE toward double - digit levels in the near/intermediate term, which we believe could warrant an upward re - rating in the multiple . ” – Matthew Carletti , JMP, February 11 , 2019 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

114 voce capital ROE Opportunity Summary Expense reductions alone can allow Argo to earn a double digit return on equity; adding capital allocation and potential sale of the international business would allow Argo to hit 13%+ ROE Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion 5.7% 7.6% 10.3% 11.4% 13.5% 0.2% 0.9% 0.7% 2.7% 0.3% 0.5% 0.2% 2.2% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% LT ROE Run-off Sale (OUE) Identified Corporate Expenses Investment Expense Immediate ROE Opportunity Additional OUE Opportunity Expense Adj. ROE Other Run-off Reserve Release Bond Portfolio Capital Adj. ROE International Sale US Centric ROE Opportunity Immediate Opportunity – 1.9% Capital Allocation Opportunity – 1.1% Expense Opportunity – 4.6% Portfolio Opportunity – 2.2% Total Opportunity – 7.9%

115 voce capital How might the US business be valued stand - alone? “ Argo’s US domestic business is twice the size and significantly more profitable than RLI’s . RLI on the other hand trades at 4 . 1 x TBV as compared to 1 . 6 x for ARGO . In other words, we believe ARGO’s international operation, its corporate holding company structure, volatility generated from catastrophe exposed reinsurance business and expenses associated with a small company operating out of far flung places such as Shanghai, Dubai and Sao Paolo, negatively impacts shareholder value . A retrenchment of the company's Lloyd's and international business back into domestic operations because of activist pressure can also increase valuation from 1 . 6 x tangible book value to the comparable group average of 3 . 1 x . ” – Bijan Moazami , Compass Point Research ( 3 / 19 / 19 ) Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

116 voce capital Value creation potential $57.42 $83.26 $100.07 $103.76 $114.14 $68.90 $95.15 $112.58 $115.97 $125.56 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 Status Quo Immediate ROE Opportunity Total Expense ROE Opportunity Capital Opportunity ROE US Centric ROE Opportunity ROE 5.7% 7.6% 10.3% 11.4% 13.5% 2020E BV $1,951 $2,021 $2,126 $2,018 $1,308 Shares Outstanding 34.0 34.0 34.0 33.1 22.9 P / BV Multiple 1.0x - 1.2x 1.4x - 1.6x 1.6x - 1.8x 1.7x - 1.9x 2.0x - 2.2x Premium to Current Share Price (13%) - 4% 26% - 44% 52% - 71% 57% - 76% 73% - 90% Current: $66.01 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion Expenses Capital Portfolio

Conclusion: Righting the Ship ““[W]hat happens at Argo may have significant consequences for the industry . Though once seen as too complicated due to regulation and capital requirements, the sector is now seeing a surge of activist interest that is likely only to increase if a successful model of change is demonstrated . ” ‒ Insurance Insider ( 4 / 9 / 19 )

118 voce capital New Board Can Make an Immediate Impact Governance Compensation “Starter Kit” for New Board ▪ Eliminate time - based vesting ▪ Tie compensation to ROE ▪ Reduce impact of qualitative judgment of the Committee for performance based compensation ▪ Set competitive and ambitious targets for hurdles on performance - based compensation ▪ Prohibit all personal use of corporate assets ▪ Reconstitute membership of the Human Resources Committee ▪ Review the compensation peer set ▪ Select a new compensation consultant ▪ Reconstitute committee members and Chairs ▪ Launch independent investigation into misuse of corporate assets ▪ Provide for access to independent legal advice ▪ Elect a new Chairman ▪ Prohibit pledging and hedging of shares ▪ Conduct a comprehensive assessment of the Board’s corporate governance profile ▪ Create a carve - out to majority election standard in contested elections ▪ Commit to de - stagger the Board by 2020 Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

119 voce capital New Board Can Make an Immediate Impact (cont.) Operations Capital Strategy “Starter Kit” for New Board ▪ Evaluate a sale of the international business ▪ Analyze whether value can be created by using proceeds to recapitalize the Company to become a focused domestic player ▪ Align investment expenses to be comparable to peers ▪ Terminate all yachting, racing and similar sponsorships ▪ Explore early lease terminations ▪ Sell / terminate corporate aircraft arrangements ▪ Sell / terminate corporate housing ▪ Divest run - off portfolio ▪ Conduct independent capital reserve study ▪ Exit Aris “Art Title” business ▪ Auction off corporate art collection ▪ Reduce risk in investment portfolio ▪ Close and liquidate Argo Ventures Bringing fresh, experienced and independent perspectives into the Boardroom is a crucial prerequisite to progress Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

120 voce capital Bernard C. Bailey, Ph.D “During my tenure as CEO of two public companies, and as a Director or Chairman of ten others, I’m absolutely certain that sound corporate governance is a non - negotiable prerequisite for sustainable shareholder value . While Argo appears to have assembled some attractive assets, I believe its corporate governance practices are deeply concerning and require significant reform . ” – Bernard Bailey Directorships: ▪ Telos Corporation (Private) Audit and Strategy Committee Chair ▪ Analogic Corporation (Nasdaq: ALOG) Chairman Key skills: x Public CEO experience x Strategic M&A transactions x Public company directorial experience Dr . Bernard Bailey’s career spans over three decades of business and management experience . Since September 2018 , he has served as President of the Committee for Economic Development (“CED”), a business - led, nonpartisan economic think tank . Prior to CED, he served as Chairman and CEO of Authentix , a private equity - backed global enterprise . Since its sale by the Carlyle Group to Blue Water Energy, he has continued to serve as Chairman of the Board of Authentix . Prior to that, he ran his own consulting company, Paraquis Solutions, LLC . Dr . Bailey also served as President and CEO of Viisage Technology, Inc . (Nasdaq : VISG), where under his four years of leadership, Viisage’s market capitalization grew from $ 60 million to over $ 1 billion . During that period, the company executed nine acquisitions, eventually culminating in the formation of L 1 Identity Solutions (NYSE : ID) . Dr . Bailey’s additional experience includes various executive roles, including COO at Art Technology Group, and a variety of finance, sales, marketing and operations positions at IBM . Dr . Bailey has written and spoken extensively on corporate governance issues, and has served as a financial expert witness in Delaware’s Court of Chancery . Dr . Bailey earned his Ph . D . in Management from Case Western Reserve University where his dissertation focused on corporate governance, and also earned an MBA from The George Washington University School of Business as well as degrees in engineering and systems management from the University of California, Berkeley, University of Southern California, and the United States Naval Academy . Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

121 voce capital Charles H. Dangelo “The insurance industry is a highly competitive industry around the world . In my 47 years in the business I have helped lead companies that have successfully outperformed their competition, and seen competitors underperform or fail . One important key, especially for mid - sized companies, is to drive an effective expense control culture throughout the firm that can generate both a competitive advantage and effective return to shareholders . ” – Chuck Dangelo Directorships: ▪ Starr Companies (Private) Director Key skills: x CEO experience x Domestic insurance operating expertise Charles H . Dangelo most recently served in a variety of senior executive and director roles at subsidiaries of Starr Companies from February 2009 to January 2018 , including, as President and COO of Starr Insurance Holdings, Inc . from December 2012 to January 2018 ; President, CEO and Director of Starr Indemnity & Liability Company from 2009 to January 2018 ; President, CEO and Director of Starr Surplus Lines Insurance Company from 2009 to January 2018 ; and Vice Chairman of Bermuda - based Starr Insurance & Reinsurance Limited from 2009 to January 2018 . At Starr, Mr . Dangelo played a pivotal role in growing the scale and performance of Starr’s insurance operations, including by developing numerous distinct business units and practices . From 1995 to 2009 , Mr . Dangelo served in various senior management roles at American International Group (NYSE : AIG), a global insurance and financial services holding corporation, including as the Head of Global Reinsurance from 2005 to 2009 . Mr . Dangelo began his professional career at CNA Insurance (Nasdaq : CNA), a leading commercial property and casualty insurance company, where he eventually became Senior Vice President of National Accounts, building expertise in insurance underwriting while managing large, complex risks for major accounts, from 1971 to 1995 . Mr . Dangelo received a B . A . in Mathematics, summa cum laude, from the University of Illinois Chicago . He has been a fellow of the Casualty Actuarial Society since 1977 . He was also an honoree at the UJA General Insurance Annual Dinner in 2016 . Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

122 voce capital Rear Admiral (ret.) Kathleen M. Dussault “Honor . Service . Accountability . Many of the same essential characteristics that I drew upon in my 34 years in the US Navy are the same ones that I believe effective governance requires of corporate directors . I see a multitude of operational and leadership deficiencies at Argo today . Shareholders can expect me to ask questions, demand results and at all times to act in full recognition of my duty to them as their representative . ” – Kathleen Dussault Directorships: ▪ Military Officers Association of America (Private) Chair of Governance Committee Key skills: x Global accountability x Corporate governance and anti - corruption practices Admiral Kathleen M . Dussault is a former Senior Executive in the United States Navy, having served in a variety of leadership positions during 34 years of distinguished military service . Admiral Dussault served as Senior Vice President for Corporate Services of the United Services Automobile Association (USAA) from 2013 to 2014 , where her responsibilities included management of USAA’s fleet of corporate aircraft . Her military experience includes the following : Director, Logistics Programs and Corporate Operations in the Office of the Chief of Naval Operations where she oversaw the planning and implementation of a multi - billion dollar budget resulting in improved financial management and decision making across the Naval enterprise ; Commander, Joint Contracting Command in Iraq and Afghanistan, where she was responsible for all contracting in support of 150 , 000 US Forces deployed in Iraq and Afghanistan, overseeing over $ 7 billion of commodity, services and construction capabilities ; Deputy Assistant Secretary of the Navy for Acquisition and Logistics Management, where she oversaw the performance and credentialing of an acquisition workforce of over 8 , 000 contracting professionals, developing policy and governance for approval of acquisition plans, strategies and post - award execution of contracting actions in excess of $ 70 billion . She also spent time in Afghanistan focused on anti - corruption practices for the military’s contracting dollars . Admiral Dussault earned an M . S . in National Resource Management from the Industrial College of the Armed Forces, an M . S . in Contracts and Procurement Management from Saint Mary’s College and a B . A . in American Government from the University of Virginia . She has also completed the Senior Executive Program at Columbia University Graduate School of Business . Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

123 voce capital Carol A. McFate, CFA “My career has concentrated in finance and investment management, with much of this experience in the insurance industry . This experience developed the skills to efficiently and productively allocate capital . In insurance, effective capital allocation is critical to building a successful franchise . I believe my expertise, in concert with the operational and strategic insurance skills of my colleagues, will provide more effective oversight of capital allocation process at Argo, thereby enhancing shareholder returns . ” – Carol McFate Key skills: x Public company CIO experience x Capital allocation x Global insurance expertise Carol A . McFate served as the Chief Investment Officer of Xerox Corporation (NYSE : XRX), a global provider of print and digital products and services, where she oversaw over $ 12 billion in retirement investment assets for North American and U . K . plans, from November 2006 to October 2017 . Prior to Xerox, Ms . McFate served as Executive Vice President & Global Treasurer for XL Global Services, Inc . , a US - based subsidiary of XL Capital, Ltd . , a leading Bermuda - based global insurance and reinsurance company, from January 2003 to November 2006 . Previously, Ms . McFate held various positions with AIG and The Prudential Insurance Company of America, a major, diversified insurance and financial services company . Ms . McFate has been recognized throughout her career for her exemplary professional achievements, including with a Corporate Plan Sponsor Industry Innovation Award from Chief Investment Officer Magazine, a print and digital international finance magazine, in 2012 and being named to the Chief Investment Officer Power 100 by the Chief Investment Officer Magazine, from 2011 to 2016 . Ms . McFate has also been honored by Institutional Investor, a leading global finance magazine, focused primarily on international finance and known for its extensive industry research and rankings, in 2014 , winning two awards : the Investor Intelligence Network Thought Leadership Award and the Small Corporate Plan Sponsor Award . Ms . McFate earned an MBA from Harvard Graduate School of Business Administration and a B . S . in Economics from Juniata College . She is also a Chartered Financial Analyst . Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

124 voce capital Nicholas C. Walsh “I know from 40 years of experience how rewarding, but also how challenging, the international property and casualty business can be . Given its lack of scale and seeming diluted focus, Argo’s serially disappointing international results are not surprising . Argo has some profound choices to make regarding the future of its international business, and I believe I can help guide the Company through these decisions as a Board member . ” – Nic Walsh Directorships: ▪ Jardine Lloyd Thompson Group plc (LSE: JLT) Director ▪ Ascot Underwriting Ltd (Private) Director Key skills: x International insurance operating expertise x Public company board experience Nicholas C . Walsh served in a variety of underwriting, distribution and senior management roles at AIG over his 40 + year tenure there, including most recently as Vice Chairman of AIG Property Casualty Inc . from April 2012 to September 2014 . Prior to that, he served as an Executive Vice President of AIG Inc . and President of American International Underwriters . Mr . Walsh was a Director at Jardine Lloyd Thompson Group plc (LSE : JLT) (“JLT”), a London - based multinational insurance broker, from 2014 - 2019 . Mr . Walsh was a member of the Remuneration, Compensation and Audit and Risk committees . He also served as member of the Board of JLT’s US Specialty business where he was the Chairman of the Audit and Risk Committee and as a Director of JLT’s US Reinsurance business where he was the Chairman of the Audit and Risk Committee and attends meetings of the Executive Committee . Mr . Walsh previously served as a Director of AIG Property and Casualty Inc . , Chairman of American International Underwriters Overseas Ltd . , Director of American International Reinsurance Company Ltd . (AIRCO), Chairman of the Supervisory Board of AIG Europe SA, Chairman of AIG Europe Ltd . , Chairman of AIG South East Asia Ltd . , and Director of Tata - AIG General Insurance Company . Mr . Walsh also served as a Director of Ascot Underwriting Ltd . , a Lloyd’s syndicate . He continues to serve on the Advisory Board of Norton Rose Fulbright . Mr . Walsh was educated at Wellington College before studying Business Administration and Management at CEPAC . Capital Expenses Comp Business Culture Summary Opportunity Performance Governance Conclusion

125 voce capital Contact Information Shareholders Media Sloane & Company Dan Zacchei / Joe Germani, 212 - 486 - 9500 Dzacchei@sloanepr.com / JGermani@sloanepr.com If you have any questions, or need assistance voting your BLUE proxy card, please contact: 1212 Avenue of the Americas, 24th Floor New York, NY 10036 Telephone for Banks, Brokers, and International Shareholders: +1 212 - 297 - 0720 Shareholders may call toll - free (from the U.S. and Canada): 877 - 796 - 5274 Email: info@okapipartners.com

126 voce capital Sources ▪ Page 5: Returns calculated through 12/31/18 ▪ Page 6: SEC filings; Voce research ▪ Page 7: Capital IQ; SEC filings; Voce research ▪ Page 8: Voce research ▪ Page 9: Voce research ▪ Page 10: Voce research ▪ Page 11: Voce research ▪ Page 12: Capital IQ; Voce research ▪ Page 13: Voce research ▪ Page 15: Argo Group Code of Conduct & Business Ethics ▪ Page 16: New York Post; Domain Tools; www.whois.com; www.mewiii.com ▪ Page 17: www.mewiii.com (cached copies of pages available at www.Argo - SOS.com) ▪ Page 18: Interior Design; Crain's New York Business; The Rivard Report; Leader's Edge Magazine; Leaders Magazine; New York Daily News; San Antonio Museum of Art Annual Reports; FlightAware; State regulatory filings; Company website; Twitter; LinkedIn ▪ Page 19: Voce research; Interior Design; The Rivard Report; Architect Magazine; Company website; www.fencourtlondon.com ▪ Page 20: SEC filings; Voce research; Crain's New York Business; Commercial Observer; Interior Design ▪ Page 21: Voce research; Interior Design; Architect Magazine ▪ Page 22: Voce research; The Rivard Report; State regulatory filings; Company website

127 voce capital Sources (cont.) ▪ Page 23: Voce research; New York Daily News; Company website; Twitter ▪ Page 26: Voce research; FlightAware; New York Times; Outside Magazine; The New Zealand Herald ▪ Page 27: Voce research; FlightAware; Leader's Edge Magazine ▪ Page 28: Voce research; FlightAware; Twitter ▪ Page 29: Voce research; FlightAware; Twitter ▪ Page 30: Voce research; Google Maps; Company website; www.Stribling.com; www.Streeteasy.com ▪ Page 31: Company proxy; SEC filings; Voce research; FlightAware; State regulatory filings; Company website; Twitter ▪ Page 33: Capital IQ; SEC filings ▪ Page 34: SEC filings; Company website ▪ Page 35: SEC filings; Company website ▪ Page 36: SEC filings; Company website ▪ Page 37: Company website ▪ Page 38: SEC filings; Company website ▪ Page 39: Company website ▪ Page 40: SEC filings; Company website ▪ Page 41: Company website ▪ Page 42: SEC filings; Voce research ▪ Page 43: SEC filings; Voce research ▪ Page 45: Capital IQ; SEC filings

128 voce capital Sources (cont.) ▪ Page 46: Capital IQ ▪ Page 47: Capital IQ; Voce research ▪ Page 48: Capital IQ; Voce research ▪ Page 49: Capital IQ ▪ Page 50: Company presentation ▪ Page 51: Capital IQ ▪ Page 52: Capital IQ ▪ Page 54: Capital IQ; SEC filings; Voce research ▪ Page 55: Capital IQ; SEC filings; Voce research; Company transcripts ▪ Page 56: Capital IQ; Company proxy; SEC filings; Voce research ▪ Page 57: Capital IQ; SEC filings; Voce research ▪ Page 59: Capital IQ; Company proxy; SEC filings; Voce research; Bloomberg ▪ Page 60: Capital IQ; Voce research ▪ Page 61: Capital IQ; Voce research ▪ Page 62: Capital IQ; Voce research ▪ Page 65: Company proxy; Voce research; Insurance Insider ▪ Page 66: Company proxy; Voce research ▪ Page 67: Company proxy ▪ Page 68: Capital IQ; SEC filings; Voce research ▪ Page 69: Capital IQ; Company proxy; Voce research

129 voce capital Sources (cont.) ▪ Page 70: Voce research ▪ Page 71: Voce researchCompany Bye - Laws; Insurance Insider; Munster v. Cammell Co. (1882) 21 Ch. D 183 ▪ Page 72: Voce research ▪ Page 73: Company Bye - Laws; ISS; International Comparative Legal Guides ▪ Page 74: Insurance Insider ▪ Page 77: Company proxy; SEC filings ▪ Page 78: Company proxy; SEC filings ▪ Page 79: Capital IQ; Company proxy; SEC filings ▪ Page 80: Capital IQ; Company proxy; SEC filings; Voce research ▪ Page 81: Company proxy; SEC filings; Voce research; Wall Street research ▪ Page 84: Wall Street research; Insurance Insider ▪ Page 85: SEC filings; Voce research ▪ Page 86: SEC filings; Voce research ▪ Page 87: SEC filings; Voce research ▪ Page 88: SEC filings; Voce research ▪ Page 89: SEC filings; Voce research ▪ Page 90: SEC filings; Voce research ▪ Page 91: Company proxy; SEC filings; Voce research; Wall Street research ▪ Page 92: SEC filings; Voce research

130 voce capital Sources (cont.) ▪ Page 93: Voce research ▪ Page 95: Insurance Insider ▪ Page 98: The WSJ; State regulatory filings ▪ Page 99: SEC filings; Voce research ▪ Page 100: Wall Street research ▪ Page 101: SEC filings; Voce research; Wall Street research ▪ Page 102: www.Zillow.com ▪ Page 103: Voce research; Company transcripts; Company website ▪ Page 104: SEC filings; Voce research ▪ Page 105: SEC filings; Voce research ▪ Page 106: Voce research; Company transcripts ▪ Page 107: Voce research; Lloyd's filings ▪ Page 108: Voce research ▪ Page 109: Voce research ▪ Page 110: Voce research; Wall Street research ▪ Page 113: Wall Street research ▪ Page 114: Voce research ▪ Page 115: Wall Street research ▪ Page 116: Capital IQ; Voce research